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                                                                    Exhibit 4.11

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                  SECOND AMENDED AND RESTATED COMMON AGREEMENT

                                      among

                         LSP ENERGY LIMITED PARTNERSHIP,

                       LSP BATESVILLE FUNDING CORPORATION,

                              THE BANK OF NEW YORK,
                              as Collateral Agent,

                              THE BANK OF NEW YORK,
                             as Administrative Agent

                                       and

                              THE BANK OF NEW YORK,
                             as Intercreditor Agent

                            Dated as of May 21, 1999

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                                TABLE OF CONTENTS

                                                                            Page

                                    ARTICLE I
                                   DEFINITIONS

SECTION 1.1  Capitalized Terms.................................................3
SECTION 1.2  Rules of Interpretation..........................................10
SECTION 1.3  Uniform Commercial Code..........................................10

                                   ARTICLE II
                          ESTABLISHMENT OF THE ACCOUNTS

SECTION 2.1  Establishment of Accounts........................................10
SECTION 2.2  Termination......................................................12

                                   ARTICLE III
                                  THE ACCOUNTS

SECTION 3.1  Construction Account.............................................12
SECTION 3.2  Revenue Account..................................................17
SECTION 3.3  O&M Account......................................................21
SECTION 3.4  Debt Service Payment Account.....................................22
SECTION 3.5  Major Maintenance Reserve Account................................23
SECTION 3.6  Debt Service Reserve Account.....................................23
SECTION 3.7  DSRA LOC Payment Account.........................................26
SECTION 3.8  Aquila PPA Reserve Account.......................................26
SECTION 3.9  Distribution Suspense Account....................................30
SECTION 3.10  Proceeds Account................................................33
SECTION 3.11  Permitted Investments...........................................38
SECTION 3.12  Events of Default...............................................39
SECTION 3.13  Disposition of Accounts Upon Debt Termination Date..............40
SECTION 3.14  Account Balance Statements......................................40
SECTION 3.15  Instructions to the Administrative Agent........................41


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                                   ARTICLE IV
                            THE ADMINISTRATIVE AGENT

SECTION 4.1  Appointment of the Administrative Agent, Powers and Immunities...41
SECTION 4.2  Reliance by the Administrative Agent.............................43
SECTION 4.3  Court Orders.....................................................44
SECTION 4.4  Resignation or Removal...........................................45

                                    ARTICLE V
                         EXPENSES; INDEMNIFICATION; FEES

SECTION 5.1  Expenses.........................................................46
SECTION 5.2  Indemnification..................................................46
SECTION 5.3  Fees.............................................................46

                                   ARTICLE VI
                             LIMITATION OF LIABILITY

SECTION 6.1  Limitation of Liability..........................................47

                                   ARTICLE VII
                                  MISCELLANEOUS

SECTION 7.1  Amendments; Etc..................................................47
SECTION 7.2  Addresses for Notices............................................47
SECTION 7.3  Integration, Etc.................................................47
SECTION 7.4  Headings; Table of Contents; Section References..................47
SECTION 7.5  No Third Party Beneficiaries.....................................48
SECTION 7.6  No Waiver........................................................48
SECTION 7.7  Severability.....................................................48
SECTION 7.8  Successors and Assigns...........................................48
SECTION 7.9  Execution in Counterparts........................................48
SECTION 7.10  Special Exculpation.............................................48
SECTION 7.11  Governing Law...................................................49
SECTION 7.12  Payments in Respect of Bonds....................................49


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            This SECOND AMENDED AND RESTATED COMMON AGREEMENT, dated as of May
21, 1999 (this "Agreement"), is by and among LSP ENERGY LIMITED PARTNERSHIP, a limited partnership duly formed and validly existing under the laws of the State of Delaware (the "Partnership"), LSP BATESVILLE FUNDING CORPORATION, a corporation duly formed and validly existing under the laws of the State of Delaware (the "Funding Corporation"), THE BANK OF NEW YORK, a New York banking corporation, in its capacity as collateral agent under the Collateral Agency Agreement (together with its successors and permitted assigns in such capacity, the "Collateral Agent"), THE BANK OF NEW YORK, a New York banking corporation, in its capacity as administrative agent (together with its successors and permitted assigns in such capacity, the "Administrative Agent"), and THE BANK OF NEW YORK, a New York banking corporation, in its capacity as intercreditor agent under the Intercreditor Agreement (together with its successors and permitted assigns in such capacity, the "Intercreditor Agent").

                                    RECITALS

            WHEREAS, the Partnership was formed for the purpose of developing, financing, constructing, owning and operating an approximately 837 MW natural gas-fired combined cycle electric generation facility located in Batesville, Mississippi;

            WHEREAS, pursuant to the Tranche A Facility Credit Agreement, dated as of August 28, 1998 (the "Initial Credit Agreement"), among the Partnership, the banks and other financial institutions party thereto (the "Initial Banks") and Credit Suisse First Boston as agent for the Initial Banks, the Initial Banks agreed to provide loans (the "Initial Loans") to the Partnership to finance a portion of the development, construction and start-up of the Project;

            WHEREAS, in connection with the execution of the Initial Credit Agreement and the related financing documents, and as a condition precedent to the Initial Banks providing the Initial Loans to the Partnership, the Partnership, the Funding Corporation and LSP Batesville Holding, LLC ("Holding") entered into the Common Agreement, dated as of August 28, 1998 (the "Initial Common Agreement"), with Credit Suisse First Boston, as Tranche A Facility Agent and L/C Facility Agent, and IBJ Schroder Bank & Trust Company, as Administrative Agent, Collateral Agent, Intercreditor Agent and Securities Intermediary (as each of such terms were defined in the Initial Common Agreement);


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            WHEREAS, pursuant to the Amended and Restated Bank Facility Credit
Agreement, dated as of December 15, 1998 (the "Supplemental Credit Agreement"), among the Partnership, the banks and other financial institutions party thereto (the "Supplemental Banks") and Credit Suisse First Boston as agent for the Supplemental Banks, (1) the Partnership, the Supplemental Banks and Credit Suisse First Boston amended and restated the Initial Credit Agreement in its entirety and (2) the Supplemental Banks agreed to provide loans (the "Supplemental Loans") to the Partnership to finance a portion of the development, construction and startup of the Project;

            WHEREAS, in connection with the execution of the Supplemental Credit Agreement and the related financing documents, and as a condition precedent to the Supplemental Banks providing the Supplemental Loans to the Partnership, the Partnership and Credit Suisse First Boston, as Bank Facility Agent, L/C Facility Agent, Administrative Agent, Collateral Agent and Securities Intermediary (as each of such terms were defined in the Supplemental Common Agreement) executed the Amended and Restated Common Agreement, dated as of December 15, 1998 (the "Supplemental Common Agreement"), pursuant to which the Initial Common Agreement was amended and restated in its entirety;

            WHEREAS, the Partnership and the Funding Corporation have determined to issue (i) $150,000,000 aggregate principal amount of their 7.164% Senior Secured Bonds due January 15, 2014 (the "Series A Bonds") and (ii) $176,000,000 aggregate principal amount of their 8.160% Senior Secured Bonds due July 15, 2025 (the "Series B Bonds" and, collectively with the Series A Bonds, the "Bonds") pursuant to the Trust Indenture, dated as of the date hereof (the "Indenture"), among the Partnership, the Funding Corporation and The Bank of New York, as trustee (the "Trustee");

            WHEREAS, the Partnership and the Funding Corporation will use the proceeds of the Bonds to (i) repay in full the Indebtedness outstanding under the Supplemental Credit Agreement and (ii) pay a portion of the remaining Project Costs; and

            WHEREAS, in connection with the issuance and sale of the Bonds and the execution of the related Financing Documents, the Partnership, the Funding Corporation, the Collateral Agent, the Administrative Agent and the Intercreditor Agent desire to amend and restate the Supplemental Common Agreement in its entirety.


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                                    AGREEMENT

            NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

            SECTION 1.1 Capitalized Terms.

            (a) Each capitalized term used herein and not otherwise defined herein shall have the definition assigned to that term in the Indenture.

            (b) The following terms shall have the following respective meanings:

            "Administrative Claims" means all obligations of the Partnership and the Funding Corporation, now or hereafter existing, to pay fees, costs and expenses to any trustee or agent of any Senior Secured Party, including, without limitation, the Collateral Agent, the Administrative Agent, the Intercreditor Agent and the Trustee.

            "Aquila PPA Reserve Account" shall mean the account established pursuant to Section 2.1 having the name and account number set forth below the title "Aquila PPA Reserve Account" in Schedule I hereto.

            "Aquila PPA Reserve L/C" shall have the meaning set forth in Section 3.8(a).

            "Aquila PPA Reserve L/C Agreement" shall mean any agreement providing for the issuance of an Aquila PPA Reserve L/C.

            "Aquila PPA Reserve L/C Provider" shall mean the bank or other financial institution providing an Aquila PPA Reserve L/C.

            "Aquila PPA Reserve Requirement" shall mean the amount of Credit Support (as defined in the Aquila Power Purchase Agreement) required to be provided by


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the Partnership pursuant to Section 13.6 of the Aquila Power Purchase Agreement
at any given time.

            "Available Construction Funds" shall mean, at any time, the sum of
(i) all Monies in the Construction Account (and all subaccount thereunder), (ii) the Total Equity Amount less all previous Equity Contributions, (iii) any undisbursed Loss Proceeds which are available for the payment of Project Costs,
(iv) any liquidated damages due but not yet paid under the EPC Contracts, the Infrastructure Contracts and the Other Construction Contracts which are available for payment of Project Costs, (v) any proceeds or commitments (without duplication) in respect of Additional Indebtedness incurred for the purposes of paying Project Costs and (vi) any proceeds of delay in opening insurance which are available for the payment of Project Costs.

            "Buy-Out Proceeds" shall mean any cash or other proceeds received by or on behalf of the Partnership in connection with a Buy-Out.

            "Completion Date Opening Balance" shall have the meaning set forth in Section 3.1(f).

            "Construction Account" shall mean the account established pursuant to Section 2.1 having the name and account number set forth below the title "Construction Account" in Schedule I hereto.

            "Construction Requisition" shall have the meaning set forth in
Section 3.1(c)(i).

            "Debt Service Payment Account" shall mean the account established pursuant to Section 2.1 having the name and account number set forth below the title "Debt Service Payment Account" in Schedule I hereto.

            "Debt Service Reserve Account" shall mean the account established pursuant to Section 2.1 having the name and account number set forth below the title "Debt Service Reserve Account" in Schedule I hereto.

            "Debt Service Reserve L/C" shall have the meaning set forth in
Section 3.6(a).


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            "Debt Service Reserve L/C Agent" shall mean any agent for the banks and other financial institutions party to a Debt Service Reserve L/C Agreement.

            "Debt Service Reserve L/C Agreement" shall mean any agreement providing for the issuance of a Debt Service Reserve L/C.

            "Debt Service Reserve L/C Provider" shall mean the bank or other financial institution providing a Debt Service Reserve L/C.

            "Debt Service Reserve LOC Bonds" shall mean Debt Service Reserve LOC Loans converted into substitute loans which (i) amortize, (ii) mature on the Final Maturity Date and (iii) bear interest at a rate specified in the applicable Debt Service Reserve L/C Agreement.

            "Debt Service Reserve LOC Loans" shall mean any loans made to the Partnership or the Funding Corporation under a Debt Service Reserve L/C Agreement.

            "Debt Service Reserve Requirement" shall mean, for any date of determination, an amount equal to (i) one-sixth of the difference between (x)
(1) if the date of determination is not a Scheduled Payment Date for the Bonds, the principal and interest which will be due or has become due on the Senior Secured Obligations during the period from and including the day after the immediately preceding Scheduled Payment Date for the Bonds through and including the next Scheduled Payment Date for the Bonds and (2) if the date of determination is a Scheduled Payment Date for the Bonds, the principal and interest which is due and payable on the Senior Secured Obligations on such date and (y) the amount of Monies already on deposit in or credited to the Debt Service Reserve Account and the Drawing Amount of any Debt Service Reserve L/C on the previous Scheduled Payment Date for the Bonds, plus (ii) any shortfall in the funding of such amounts from any previous month since the previous Scheduled Payment Date for the Bonds plus (iii) the amount of any withdrawals from the Debt Service Reserve Account (including any drawings on any Debt Service Reserve L/C) during the period from and including the day after the immediately preceding Scheduled Payment Date for the Bonds through and including such date of determination for the purposes of paying debt service on any Senior Secured Obligations.

            "Debt Termination Date" means the date on which (i) all Senior Secured Obligations, other than contingent liabilities and obligations which are unasserted at such


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date, have been paid and satisfied in full (or legally defeased in full in accordance with the express terms and conditions of the related Financing Documents), (ii) all Senior Secured Obligations that are letters of credit have terminated or have expired in accordance with their terms and (iii) all commitments of the Senior Secured Parties under the Financing Documents have been terminated.

            "Default" shall have the meaning given to such term in the Intercreditor Agreement.

            "Delay Liquidated Damages" shall mean the delay liquidated damages payable by the EPC Contractor pursuant to Section 12.2 of the EPC Contract, in the amount and to the extent payable pursuant to the EPC Contract.

            "Disbursement Date" shall mean a date on which Monies are withdrawn or transferred from an Account for the purposes set forth in a Requisition or Funding Date Certificate.

            "Distribution Suspense Account" shall mean the account established pursuant to Section 2.1 having the name and account number set forth below the title "Distribution Suspense Account" in Schedule I hereto.

            "Drawing Amount" shall mean, with respect to a letter of credit at any given time, the amount available to be drawn under such letter of credit at such time.

            "DSR LOC Payment Account" shall mean the account established pursuant to Section 2.1 having the name and account number set forth below the title "DSR LOC Payment Account" in Schedule I hereto.

            "Equity Contribution" shall mean an Ordinary Equity Contribution or a Default Equity Contribution, as applicable.

            "Equity Contributor" shall have the meaning given to such term in the Equity Contribution Agreement.

            "Equity Requisition Certificate" shall have the meaning given to such term in the Equity Contribution Agreement.


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            "Event of Default" shall have the meaning given to such term in the
Intercreditor Agreement.

            "Final Completion Date" shall have the meaning given to such term in the EPC Contract.

            "Funding Date" shall mean, (i) with respect to clauses (i), (ii),
(iii)(C), (iv), (v), (vi), (vii) and (viii) of Section 3.2(b), each Monthly Date, and (ii) with respect to clause (iii)(A) or (B) of Section 3.2(b), any date on which any reimbursement obligations (other than reimbursement obligations which have been converted into one or more term loans) are due under the VEPCO L/C Agreement or any Aquila PPA Reserve L/C Agreement.

            "Maintenance Requisition" shall have the meaning given to such term in Section 3.5(b).

            "Major Maintenance Reserve Account" shall mean the account established pursuant to Section 2.1 having the name and account number set forth below the title "Major Maintenance Reserve Account" in Schedule I hereto.

            "Major Maintenance Reserve Requirement" shall mean an amount initially equal to $1,215,000, which may be adjusted as follows and, when so adjusted, shall mean such adjusted amount. The Partnership may, from time to time, provide the Independent Engineer with a proposed schedule of monthly deposits (which may, but need not, be equal monthly deposits) to the Major Maintenance Reserve Account which provide, in the aggregate (inclusive of interest estimated to accrue thereon), sufficient funds for the completion of all turbine overhauls through and including the next Major Overhaul. Such proposed schedule will become the then applicable schedule, and the monthly deposits reflected therein will become, for each month, the Major Maintenance Reserve Requirement, if the Independent Engineer confirms, based on the then available information, that the Partnership is reasonably expected to have sufficient funds to fully fund each monthly Major Maintenance Reserve Requirement through the term of such proposed schedule. In addition, at such time or times as the Partnership determines that the then applicable schedule will not provide sufficient funding for the completion of all turbine overhauls through and including the next major overhaul of the turbines, then the Partnership will be required to provide the Independent Engineer with a revised proposed schedule of monthly deposits (which may, but need not, be equal monthly deposits) which is reasonably


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calculated to enable the Partnership to fund the Major Maintenance Reserve
Account in an amount sufficient to provide for the completion of all turbine overhauls through and including the next major overhaul of the turbines. Such proposed schedule will become the then applicable schedule, and the monthly deposits reflected therein will become, for each such month, the Major Maintenance Reserve Requirement, if the Independent Engineer approves the same in accordance with the foregoing.

            "Monies" shall mean all cash, payments, Permitted Investments and other amounts (including instruments evidencing such amounts) on deposit in or credited to any Account.

            "Monthly Date" shall mean the 15th day of each calendar month (or if such day if not a Business Day, the next succeeding Business Day).

            "Net Pre-Completion Revenues" shall have the meaning set forth in
Section 3.2(b)(ii).

            "O&M Account" shall mean the account established pursuant to Section
2.1 having the name and account number set forth below the title "O&M Account" in Schedule I hereto.

            "Proceeds Account" shall mean the account established pursuant to
Section 2.1 having the name and account number set forth below the title "Proceeds Account" in Schedule I hereto.

            "Project Budget" shall mean a budget in substantially the form of Annex 1 for all anticipated Project Costs to be incurred in connection with the construction and start-up of the Project, including in such budget all construction and non-construction costs, and including all interest, taxes and other carrying costs, together with a balanced statement of sources and uses of proceeds (and any other funds necessary to complete the Project), broken down as to separate construction phases and components.

            "Project Schedule" shall mean the schedule for construction and completion of the Project as a whole, as set forth in the schedule attached as Annex 2.

            "Redeemable Facilities" shall mean, in the context of any redemption or prepayment obligation, each (i) series of Bonds and (ii) each facility constituting Senior


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Indebtedness whose agent, trustee or similar representative is party to the
Collateral Agency Agreement and which, pursuant to the terms of its Financing Documents, has opted to be prepaid pursuant to the terms of the Section hereof which refers to such prepayment obligation.

            "Required Ratio" shall mean (i) with respect to the 100% PPA Period, 1.20/1.00, (ii) with respect to the Two-Thirds PPA Period, 1.35/1.00, (iii) with respect to the One-Third PPA Period, 1.55/1.00, and (iv) with respect to the Merchant Period, 1.70/1.00.

            "Required Secured Parties" shall have the meaning given to such term in the Intercreditor Agreement.

            "Requisition" shall mean a Construction Requisition, a Maintenance Requisition or a Restoration Requisition.

            "Restoration Requisition" shall have the meaning given to such term in Section 3.10(a)(iii)(A).

            "Retained Amount" shall mean the aggregate amount, if any, required in the Partnership's opinion to be retained in the Construction Account on the Completion Date for the payment of remaining Project Costs (if any) necessary to achieve Final Completion (including, without limitation, estimated punchlist item expenses) and to provide for reasonable contingency expenses.

            "Revenue Account" shall mean the account established pursuant to
Section 2.1 having the name and account number set forth below the title "Revenue Account" in Schedule I hereto.

            "Scheduled Payment Date" shall mean (i) with respect to any Bond, January 15 and July 15 (or if any such day is not a Business Day, then the next succeeding Business Day), and (ii) with respect to any other amortizing Senior Secured Obligation, the date on which any principal thereof is scheduled to become due, which shall be on January 15, April 15, July 15 and October 15 (or if any such day is not a Business Day, then the next succeeding Business Day).


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            "Senior Secured Obligations Payments" shall mean, on any Funding
Date, for any given facility constituting, or series of, Senior Secured Obligations (including the Bonds), an amount equal to (i) (a) a fraction the numerator of which is the number of months from and including such Funding Date to but excluding the immediately preceding Scheduled Payment Date for such facility constituting, or series of, Senior Secured Obligations and the denominator of which is the number of months from but excluding such immediately preceding Scheduled Payment Date to and including the next succeeding Scheduled Payment Date for such facility constituting or series of Senior Secured Obligations (or, if such Funding Date is on a Scheduled Payment Date for such facility constituting, or series of, Senior Secured Obligations, such Scheduled Payment Date) multiplied by (b) principal, interest and other amounts due or coming due in respect of such Senior Secured Obligations on the next succeeding Scheduled Payment Date therefor (or, if such Funding Date is on a Scheduled Payment Date for such facility constituting, or series of, Senior Secured Obligations, such Scheduled Payment Date), minus (ii) the Monies then on deposit in or credited to the Debt Service Payment Account in respect of such facility constituting, or series of, Senior Secured Obligations.

            "Separate Accounts" shall mean, collectively, the Aquila PPA Reserve Account, the Panola County Account and the Distribution Account.

            "Test Period" shall mean, for any Monthly Date, the period beginning one year prior to such Monthly Date and ending one year after such Monthly Date; provided that if the Partnership has received written notice from VEPCO that VEPCO has elected not to extend the VEPCO Power Purchase Agreement beyond the VEPCO Initial Term, the "Test Period" for any Monthly Date through the expiration of the VEPCO Power Purchase Agreement will be the period beginning one year prior to such Monthly Date and ending two years after such Monthly Date.

            SECTION 1.2 Rules of Interpretation. Except as otherwise expressly provided herein, the rules of interpretation set forth in the Indenture shall apply to this Agreement.

            SECTION 1.3 Uniform Commercial Code. As used herein, the term "New York UCC" shall mean the Uniform Commercial Code as in effect from time to time in the State of New York. All terms defined in the New York UCC shall have the respective meanings given to those terms in the New York UCC, except where the context otherwise requires.


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                                   ARTICLE II
                          ESTABLISHMENT OF THE ACCOUNTS

            SECTION 2.1 Establishment of Accounts. The Administrative Agent has established the following special, segregated and irrevocable cash collateral accounts (together with all sub-accounts to be established pursuant to this Agreement, the "Accounts") in the form of noninterest bearing accounts (each such Account being (or to be, when established) a "securities account" as such term is defined in Section 8501(a) of the New York UCC), which shall be maintained at all times until the termination of this Agreement in accordance with the Securities Account Control Agreement:

            (a)   Construction Account;
            (b)   Revenue Account;
            (c)   O&M Account;
            (d)   Debt Service Payment Account;
            (e)   Debt Service Reserve Account;
            (f)   DSR LOC Payment Account;
            (g)   Major Maintenance Reserve Account;
            (h)   Aquila PPA Reserve Account;
            (i)   Distribution Suspense Account;
            (j)   Distribution Account; and
            (k)   Proceeds Account.

            The account numbers of the Accounts established hereunder on the Closing Date are set forth on Schedule I hereto. The Accounts shall not be evidenced by passbooks or similar writings.

            The Collateral Agent may, with the consent of the Partnership and upon notice to the Trustee, the VEPCO L/C Agent, any Working Capital Agent, any Aquila PPA Reserve L/C Agent, any Debt Service Reserve L/C Agent and any Additional Indebtedness Agent, cause the Administrative Agent to establish and create sub-accounts within the Accounts. In the event that, in accordance with this Agreement, the Administrative Agent is required to segregate certain monies in an Account from any other amounts on deposit in such Account pending transfer or withdrawal in accordance with this Agreement, the Collateral Agent shall cause the Administrative Agent to either (i) hold


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such monies in such Account for use solely for such transfer or withdrawal or
(ii) create a separate subaccount for such purpose.

            All amounts from time to time held in each Account (other than the Separate Accounts) shall be held (A) in the name of the Partnership subject to the lien and security interest of the Collateral Agent for the benefit of the Senior Secured Parties and (B) in the custody of, and subject to the control of, the Collateral Agent and the Administrative Agent for the purposes and on the terms set forth in this Agreement. All such amounts shall constitute a part of the Senior Collateral and shall not constitute payment of any Indebtedness or any other obligation of the Partnership until applied as hereinafter provided.

            SECTION 2.2 Termination. This Agreement shall remain in full force and effect until the Debt Termination Date.

                                   ARTICLE III
                                  THE ACCOUNTS

            SECTION 3.1 Construction Account.

            (a) Deposits into the Construction Account. Except as otherwise expressly provided herein, the Partnership shall cause the following amounts to be deposited into the Construction Account directly, or, if received by the Partnership, as soon as practicable (but no more than three (3) Business Days) after receipt or otherwise in accordance with the provisions of this Agreement:

                  (i) all proceeds of the Bonds (other than amounts used to pay the Closing Date Payments), together with an Officer's Certificate of the Partnership instructing the Administrative Agent with respect to the deposit of such proceeds;

                  (ii) all Net Pre-Completion Revenues;

                  (iii) all proceeds of delayed opening insurance (as specified in an Officer's Certificate of the Partnership specifying the type of monies being deposited);

                  (iv) (A) all proceeds of Delay Liquidated Damages and (B) all other amounts received under or in respect of the EPC Contract which are not required to


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be deposited or retained in any other Account in accordance with this Agreement, in each case as identified in an Officer's Certificate of the Partnership;

                  (v) all Ordinary Equity Contributions;

                  (vi) any income from the investment of the monies on deposit in the Construction Account in accordance with Section 3.11;

                  (vii) any proceeds of Additional Indebtedness incurred prior to the Completion Date for the purposes of paying Project Costs, as identified in an Officer's Certificate of the Partnership; and

                  (viii) all other amounts required to be transferred to the Construction Account in accordance with this Agreement and the other Financing Documents.

            (b) Application of Amounts. Except as otherwise provided in this Agreement, amounts held in the Construction Account shall be applied only (i) for the payment of (A) Project Costs due and payable as of any Disbursement Date (as evidenced by invoices received by the Partnership) and (B) Project Costs reasonably expected to be due and payable during the 30day period following such Disbursement Date, (ii) for deposit into a checking account of the Partnership in an amount not to exceed $200,000 at any time (taking into account Monies already on deposit therein or credited thereto) for the payment of unanticipated Project Costs that may become due and payable prior to the submission of the next Construction Requisition, and (iii) to make a deposit into the Panola County Account equal to (A) the aggregate of the contract prices under the Infrastructure Contracts minus (B) (1) the amount paid or payable by the Partnership for costs associated with the construction of the Infrastructure prior to April 12, 1999 and (2) the amount advanced by the Partnership for the payment of costs associated with the construction of the Infrastructure from April 12, 1999 until the date, if any, on which the Partnership transfers the Infrastructure to the County in accordance with the Infrastructure Financing Documents. All monies withdrawn from the Construction Account shall be withdrawn in accordance with the disbursement procedure hereinafter described in this
Section 3.1.

            (c) Conditions Precedent to Withdrawals. As a condition precedent to any withdrawal from the Construction Account, there shall be delivered by the Partner-


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ship to the Administrative Agent on or prior to the date which is three (3)
Business Days prior to each Disbursement Date:

                  (i) a requisition from the Partnership in the form attached hereto as Exhibit A (a "Construction Requisition") signed by an Authorized Representative of the Partnership; and

                  (ii) a certificate of the Independent Engineer in the form attached hereto as Exhibit B (an "Independent Engineer Construction Certificate").

            In addition, on each Disbursement Date, the Partnership shall deliver to the Administrative Agent a date-down endorsement of the Title Policy to such Disbursement Date, insuring the continuing priority of the Deed of Trust (subject only to Permitted Liens).

            (d) Payments. On each Disbursement Date (and from time to time during the 30day period thereafter), following delivery by the Partnership to the Administrative Agent of all the documentation relating to such Disbursement Date described in Section 3.1(c), the Partnership (subject to Section 3.12) shall be permitted to cause the Administrative Agent to apply, and the Administrative Agent shall so apply, Monies on deposit in the Construction Account to make payments in accordance with the related Construction Requisition.

            (e) Equity Contributions.

                  (i) The Partnership shall, at least three (3) Business Days prior to any date on which Project Costs are due and payable, the proceeds of the Bonds have been depleted and the Monies on deposit in or credited to the Construction Account are insufficient to pay such Project Costs, (A) deliver an Equity Requisition Certificate to the Equity Contributor requesting an Ordinary Equity Contribution to be made to the Construction Account on or prior to such date in an amount greater than or equal to the amount of such insufficiency and
(B) deliver an Officer's Certificate to the Administrative Agent specifying the amount of such Ordinary Equity Contribution and the date on which such Ordinary Equity Contribution will be made in accordance with the Equity Contribution Agreement.

                  (ii) The Partnership shall deliver an Officer's Certificate to the Administrative Agent specifying any date on which the Equity Contributor will be required to make an Ordinary Equity Contribution in accordance with Section 2(b)(iii) through (vii) of the Equity Contribution Agreement and the amount of such Ordinary Equity Contribution, which Officer's Certificate shall be delivered to the Administrative Agent three (3) Business Days prior to such date.

                  (iii) If the Equity Contributor fails to make any Ordinary Equity Contribution specified in an Officer's Certificate of the Partnership delivered to the Administrative Agent in accordance with clause (i) or (ii) of this Section 3.1(e), the Administrative Agent shall notify the Collateral Agent of such failure and the Collateral Agent shall deliver to the issuer of the Equity L/C (A) a draw on the Equity L/C in the amount of such Ordinary Equity Contribution and (B) an appropriate certificate with respect thereto if required under the Equity L/C. The Collateral Agent shall deposit the amounts received from the issuer of the Equity L/C in the Construction Account.

            (f) Transfers and Withdrawals on the Completion Date. On the Completion Date, the Partnership shall furnish to the Administrative Agent, the Collateral Agent, the Trustee and the VEPCO L/C Agent an Officer's Certificate of the Partnership setting forth: (i) the Completion Date; (ii) the balance of the Monies on deposit in or credited to the Construction Account (including, without limitation, any subaccount of the Construction Account established in accordance with Section 3.1(h)) on the Completion Date after giving effect to any deposits made or to be made to the Construction Account in accordance with
Section 3.1(e) (such balance, the "Completion Date Opening Balance"); (iii) the Retained Amount; and (iv) the application of the Completion Date Opening Balance (including payment instructions, if applicable, which shall be in accordance with the following paragraph).

            On the Completion Date (or as promptly as practicable thereafter, but no later than three (3) Business Days following the receipt by the Administrative Agent of any Equity Contribution payable on the Completion Date in accordance with Section 3.1(e) and the Equity Contribution Agreement in the event that such Equity Contribution is not so received on the Completion Date), the Administrative Agent shall in the following manner (and in the following order of priority):

                  (1) first, maintain in the Construction Account an amount equal to the lesser of (x) the Retained Amount and (y) the Completion Date Opening Balance;

                  (2) second, transfer to the Debt Service Reserve Account an amount not exceeding the lesser of (x) an amount which, together with the Monies then on deposit therein or credited thereto and the Drawing Amount of any Debt Service Reserve L/C, is equal to $12,551,000 and (y) the remaining portion of the Completion Date Opening Balance; and

                  (3) third, transfer to the Revenue Account any remaining portion of the Completion Date Opening Balance.

            (g) Transfers and Withdrawals on the Final Completion Date. On or within at least three (3) Business Days of the Final Completion Date, the Partnership shall furnish to the Collateral Agent, the Administrative Agent, the Trustee and the VEPCO L/C Agent an Officer's Certificate of the Partnership setting forth (i) the Final Completion Date and (ii) the application of the remaining balance in the Construction Account (the "Final Completion Amount") (including payment instructions, if applicable), which shall be in accordance with the following sentence. Upon receipt of such Officer's Certificate, the Administrative Agent shall transfer the Final Completion Amount in the following manner (and in the following order of priority):

                  (1) first, to the Debt Service Reserve Account an amount not exceeding the lesser of (x) an amount which, together with the Monies then on deposit therein or credited thereto and the Drawing Amount of any Debt Service Reserve L/C, is equal to $12,551,000 and (y) the remaining portion of the Final Completion Amount; and

                  (2) second, to the Revenue Account any remaining portion of the Final Completion Amount.

            In the event that any (i) proceeds of Delay Liquidated Damages, (ii) proceeds of delayed opening insurance or (iii) other amounts received under or in respect of the EPC Contract which are not required to be deposited or retained in an Account other than the Construction Account in accordance with this Agreement shall be deposited in the Construction Account after the Final Completion Date, the Partnership shall, promptly after the deposit thereof, furnish to the Collateral Agent, the Administrative Agent, the Trustee and the VEPCO L/C Agent an Officer's Certificate of the Partnership setting forth the application of such proceeds (including payment instructions, if applicable), which shall be in accordance with the following sentence. Upon receipt of such Officer's

Certificate, the Administrative Agent shall transfer such proceeds in the following manner (and in the following order of priority):

                  (1) first, to the Debt Service Reserve Account an amount not exceeding the lesser of (x) an amount which, together with the Monies then on deposit therein or credited thereto and the Drawing Amount of any Debt Service Reserve L/C, is equal to $12,551,000 and (y) the remaining portion of such proceeds; and

                  (2) second, transfer to the Revenue Account any remaining portion of such proceeds.

            (h) Additional Indebtedness. Upon deposit into the Construction Account of any proceeds of Additional Indebtedness (as identified in an Officer's Certificate of the Partnership), the Administrative Agent shall (i) establish and create a subaccount within the Construction Account in accordance with Section 2.1 (and no separate consent of the Partnership or the Collateral Agent or any other Person shall be required for such establishment), (ii) transfer such proceeds to such subaccount and (iii) transfer such proceeds from time to time in accordance with Officers' Certificates (and otherwise in accordance with Section 3.1 and the other conditions (if any) established in the Additional Indebtedness Documents relating to such Additional Indebtedness) for application consistent with the purposes for which such Additional Indebtedness was incurred in accordance with the Indenture.

            SECTION 3.2 Revenue Account.

            (a) Deposits into the Revenue Account.

                  (i) Deposits. Except as otherwise expressly provided herein, the Partnership shall cause the following amounts to be deposited into the Revenue Account directly, or if received by the Partnership, as soon as practicable (but no more than three (3) Business Days) after receipt, or otherwise in accordance with the provisions of this Agreement:

                        (A) all Operating Revenues received by the Partnership (other than any income from the investment of monies on deposit in the Accounts other than the Revenue Account, which shall be applied in accordance with Section 3.11);

                        (B) any proceeds of Additional Indebtedness incurred after the Completion Date;

                        (C) all proceeds from the sale of assets by the Partnership as permitted by Section 5.1(g) of the Indenture and the other Financing Documents; and

                        (D) all other income (howsoever earned), revenue (howsoever generated) and proceeds of any nature whatsoever received by the Partnership or the Funding Corporation (including, without limitation, the proceeds of any business interruption insurance or other payments received for interruption of operations in respect of any Loss Event, but excluding amounts required by the terms hereof to be deposited into the Proceeds Account) prior to or after the Completion Date.

                  (ii) Instructions. The Partnership hereby (A) acknowledges that it has irrevocably instructed each Project Party party to each Project Document in effect as of the Closing Date pursuant to which payments may be made to or received by the Partnership, and agrees that it shall so instruct each Project Party party to each Project Document entered into after the Closing Date under which payments may be made to the Partnership, to make all such payments directly to the Administrative Agent for deposit in the Revenue Account (and to specify in writing when making such payments the source and nature of such payments), and (B) acknowledges that it has obtained or will obtain to the extent required under the Indenture and the other Financing Documents, a Consent evidencing, among other things, the agreement or acknowledgment of each Project Party to each Project Document in effect on the Closing Date to make all such payments directly to the Administrative Agent for deposit in the Revenue Account. If, notwithstanding the foregoing, any Operating Revenues are remitted directly to the Partnership or the Funding Corporation, the Partnership or the Funding Corporation, as the case may be, shall hold such payments in trust for the Collateral Agent and shall as promptly as practicable (but no more than three (3) Business Days) after receipt remit such payments to the Administrative Agent (together with an Officer's Certificate of the Partnership specifying the source and nature of such payments) for deposit in the Revenue Account in accordance with the terms of this Agreement, in the form received, together with any necessary endorsements.

                  (iii) Certain Transfers of Amounts with respect to Additional Indebtedness. Upon deposit into the Revenue Account of any proceeds of Additional

Indebtedness (as identified in an Officer's Certificate of the Partnership), the Administrative Agent shall (i) establish and create a subaccount within the Revenue Account in accordance with Section 2.1 (and no separate consent of the Partnership or the Collateral Agent shall be required), (ii) transfer such proceeds to such subaccount and (iii) transfer such proceeds from time to time in accordance with Officers' Certificates (and in accordance with other conditions (if any) established in the Additional Indebtedness Documents relating to such Additional Indebtedness) for application consistent with the purposes for which such Additional Indebtedness was incurred pursuant to the terms of the Indenture.

                  (iv) Identification of Amounts. In the event the Administrative Agent receives monies without adequate identification or adequate instruction with respect to the proper Account in which such monies are to be deposited, the Administrative Agent shall deposit such monies into the Revenue Account, segregate such monies from all other Monies on deposit in the Revenue Account and notify the Partnership of the receipt of such monies. Upon receipt of an Officer's Certificate of the Partnership containing written identification and instruction from the Partnership regarding such monies, the Administrative Agent shall (if necessary and in accordance with this Agreement) transfer such monies from the Revenue Account to the Account in which such monies were to be deposited in accordance with this Agreement as specified by the Partnership in such Officer's Certificate.

            (b) Applications and Transfers. Subject to Section 3.12, the Partnership shall, on each Funding Date, cause the Administrative Agent to transfer Monies to the extent then available in the Revenue Account and not segregated for any specific purpose as provided in this Section 3.2 (except as otherwise set forth in this Agreement), and the Administrative Agent shall so transfer such Monies, in accordance with an Officer's Certificate of the Partnership to be received by the Administrative Agent at least three (3) Business Days prior to such Funding Date setting forth the amounts to be applied or transferred pursuant to this Section 3.2(b) and the Persons referred to in clauses (i) through (viii) (inclusive) below that are entitled to payment or Accounts to which amounts withdrawn are to be paid or deposited (with respect to each Funding Date, the "Funding Date Certificate") in the amounts and order of priority set forth below. To the extent that applications are not effected on such Funding Date, the related amounts will be retained in the Revenue Account pending application at such time as such amounts are due and payable to the Persons or Accounts entitled thereto (and the Partnership and the Administrative Agent shall not apply such amounts for any other purpose). The order of priority of application or transfer of monies from the Revenue Account on each Funding Date is as follows:

                  (i) First: (i) transfer from the Revenue Account to the O&M Account the amount set forth in such Funding Date Certificate and certified therein to be the Partnership's good faith estimate of the amounts due and payable for O&M Costs (other than O&M Costs that will be paid with the proceeds of Working Capital Loans) on such Funding Date or reasonably expected to be due and payable within the next thirty (30) days in accordance with Section 3.3 and
(ii) at the election of the Partnership, to the prepayment of amounts outstanding under any Working Capital Agreement if and to the extent that the Partnership is entitled to re-borrow such prepaid amounts under such Working Capital Agreement;

                  (ii) Second: prior to the Completion Date, transfer from the Revenue Account to the Construction Account all amounts then remaining in the Revenue Account (any amounts transferred pursuant to this clause (ii), "Net Pre-Completion Revenues");

                  (iii) Third: distribute from the Revenue Account (A) to the VEPCO L/C Agent an amount (as set forth in such Funding Date Certificate) equal to the reimbursement obligations (other than reimbursement obligations that have been converted into one or more term loans) then due and payable under the VEPCO L/C Agreement, (B) to the agent under any Aquila PPA Reserve L/C Agreement (if the Partnership or the Funding Corporation is obligated under such agreement to reimburse draws under any letter of credit issued under such agreement) an amount (as set forth in such Funding Date Certificate) equal to the reimbursement obligations (other than reimbursement obligations that have been converted into one or more term loans) then due and payable under such agreement and (C) if then required under the Aquila Power Purchase Agreement, transfer to the Aquila PPA Reserve Account an amount (as set forth in such Funding Date Certificate) which, together with the Monies on deposit in or credited to the Aquila PPA Reserve Account on such Funding Date and the Drawing Amount under any Aquila PPA Reserve L/C as of such Funding Date, is equal to the then current Aquila PPA Reserve Requirement; provided that if Monies on deposit in the Revenue Account are insufficient on such Funding Date to make the payments specified in this clause (iii), distribution of Monies shall be made ratably to the specified recipients referenced in this clause (iii) based on the respective amounts specified in each of clauses (A), (B) and (C) of this clause (iii);

                  (iv) Fourth: transfer from the Revenue Account to the Debt Service Payment Account an amount (as set forth in such Funding Date Certificate) equal to the following with respect to each credit facility (including each series of Bonds) constituting Senior Indebtedness: (a) an amount equal to the Senior Secured Obligations Payments for such month, plus (b) interest, principal and other amounts scheduled to come due on any Senior Indebtedness during the period from and including such Funding Date through but excluding the next Funding Date and not otherwise accounted for under clause (a) (together with such additional amount under this clause (b) as the Partnership deems prudent to deposit in respect of Senior Indebtedness not otherwise accounted for under this clause
(b)); provided, however, that principal of Debt Service Reserve LOC Loans shall not be so paid under this priority Fourth, but principal of Debt Service Reserve LOC Bonds shall be so paid under this priority Fourth; and provided, further that if Monies on deposit in the Revenue Account are insufficient on such Funding Date to make the payments specified in this clause (iv), distribution of Monies shall be made ratably to the specified recipients referenced in this clause (iv) based on the respective amounts specified in each of clauses (a) and
(b) of this clause (iv);

                  (v) Fifth: transfer from the Revenue Account to the Major Maintenance Reserve Account an amount (as set forth in such Funding Date Certificate) which is equal to the then current Major Maintenance Reserve Requirement;

                  (vi) Sixth: transfer from the Revenue Account to (a) first, the Debt Service Reserve Account an amount (as set forth in such Funding Date Certificate) which is equal to the then current Debt Service Reserve Requirement (unless the Partnership provides one or more Debt Service Reserve L/C's to the Administrative Agent which comply with the requirements of Section 3.6(b) with Drawing Amounts which, in the aggregate, equal the current Debt Service Reserve Requirement), and (b) second, to the DSRA LOC Payment Account an amount (as set forth in such Funding Date Certificate) which, together with the Monies on deposit in or credited to the DSRA LOC Payment Account, is equal to the outstanding principal amount of Debt Service Reserve LOC Loans for which the Partnership and/or the Funding Corporation is the obligor party;

                  (vii) Seventh: distribute from the Revenue Account to the Operator an amount (as set forth in such Funding Date Certificate) equal to the Operator Fee then due and payable to the Operator; and

                  (viii) Eighth: transfer to the Distribution Suspense Account the remaining Monies on deposit in or credited to the Revenue Account after application of clauses (i) through (vii) above.

            SECTION 3.3 O&M Account. Monies on deposit in or credited to the O&M Account may be remitted to the Partnership or paid directly to third parties in an amount set forth in an Officer's Certificate of the Partnership (which Officer's Certificate shall be delivered to the Administrative Agent no later than three (3) Business Days before the date on which such Monies are to be remitted or paid directly to third parties) as being the amount of O&M Costs due and payable on such date or reasonably expected to be due and payable by the Partnership within the next thirty (30) days, less any amounts previously transferred in respect of such O&M Costs; provided, however, that Monies may be disbursed from the O&M Account more often than monthly if necessary to pay O&M Costs which are due and payable on the date of disbursement. An Officer's Certificate of the Partnership delivered to the Administrative Agent pursuant to this Section 3.3 shall indicate (a) the name of each Person (including the Partnership or any third parties) to whom payment of any O&M Costs requested under such Officer's Certificate is to be made and (b) the payment or wire transfer instructions for the payment or transfer of such amounts by the Administrative Agent to each such Person. The Administrative Agent shall transfer to the Revenue Account any amounts on deposit in or credited to the O&M Account which are not needed to pay O&M Costs due or payable hereunder on or prior to the next Funding Date, as certified by an Authorized Officer of the Partnership.

            SECTION 3.4 Debt Service Payment Account. Monies on deposit in or credited to the Debt Service Payment Account shall be allocated ratably (based on an Officer's Certificate of the Partnership provided to the Administrative Agent) among sub-accounts of the Debt Service Payment Account for each credit facility (including each series of Bonds) constituting Senior Indebtedness, based on the principal of, premium, if any, and interest due or becoming due, and fees, indemnities or other amounts owed in respect of such credit facility on the next succeeding Scheduled Payment Date therefor (other than the principal of any Debt Service Reserve LOC Loans). On any date that amounts for the payment of such Senior Indebtedness are due and payable and have been specified in a Funding Date Certificate delivered to the Administrative Agent in accordance with Section 3.2(b)(iv) (or if such day is not a Business Day, then on the next succeeding Business Day) and have been allocated to a subaccount of the Debt Service Payment Account applicable to such Senior Indebtedness, the Administrative Agent shall remit such amounts to the Persons specified in such Funding Date Certificate for the payment of such Senior Indebtedness; provided, however, that the Administrative Agent shall segregate such amounts from any other monies on deposit in the Debt Service Payment Account until such time as payment is made to the Persons entitled thereto. The Partnership and the Funding Corporation hereby instruct the Collateral Agent and the Administrative Agent to make all such payments in respect of the Bonds directly to the Trustee for deposit into the

Bond Fund in accordance with the terms of Section 3.3 of the Indenture, and the Collateral Agent and the Administrative Agent hereby acknowledge receipt of such instruction. The Administrative Agent shall transfer to the Revenue Account any Monies on deposit in or credited to the Debt Service Payment Account which are not needed to pay amounts due or payable hereunder on or prior to the next Funding Date, as certified by an Authorized Officer of the Partnership.

            SECTION 3.5 Major Maintenance Reserve Account.

            (a) Application of Amounts. Except as otherwise provided in this Agreement, amounts held in the Major Maintenance Reserve Account shall be applied solely for the payment of Major Maintenance Expenditures due and payable as of any Disbursement Date or the reimbursement for Major Maintenance Expenditures paid prior to such Disbursement Date (as evidenced by invoices received by the Partnership). All Monies withdrawn from the Major Maintenance Reserve Account shall be withdrawn in accordance with the disbursement procedure hereinafter described in this Section 3.5.

            (b) Conditions Precedent to Withdrawals. As a condition precedent to any withdrawal from the Major Maintenance Reserve Account, there shall be delivered by the Partnership to the Administrative Agent on or prior to the date three (3) Business Days prior to each Disbursement Date a requisition from the Partnership in the form attached hereto as Exhibit C (a "Maintenance Requisition") signed by an Authorized Representative of the Partnership; and

            (c) Payments. On each Disbursement Date following delivery by the Partnership to the Administrative Agent of all the documentation relating to such Disbursement Date described in Section 3.5(b), the Partnership (subject to
Section 3.12) shall cause the Administrative Agent to apply, and the Administrative Agent shall so apply, monies to make payments in accordance with the related Maintenance Requisition.

            SECTION 3.6 Debt Service Reserve Account.

            (a) The Partnership may provide one or more letters of credit (each, a "Debt Service Reserve L/C") in substitution for all or any portion of the Monies on deposit in or credited to the Debt Service Reserve Account, provided that any such Debt Service Reserve L/Cs comply with the requirements set forth in clause (b) of this Section 3.6. So long as neither the Partnership nor the Funding Corporation has any reimbursement or other obligation in respect of any such Debt Service Reserve L/C provided in substitution for an amount of Monies on deposit in or credited to the Debt Service Reserve Account, the Administrative Agent shall release such amount of Monies to or as directed by the Partnership in an Officer's Certificate delivered to the Administrative Agent. If the Partnership or the Funding Corporation does have a reimbursement or other obligation in respect of any Debt Service Reserve L/C, the Administrative Agent shall release such amount of Monies in accordance with clauses (vii) and (viii) of Section 3.2(b). In addition, if the calculation of the Debt Service Reserve Requirement for any Funding Date results in a negative number, the absolute value, in Dollars, of such negative number shall be transferred from the Debt Service Reserve Account to the Revenue Account.

            (b) The Partnership shall ensure that each Debt Service Reserve L/C shall: (i) be an irrevocable direct pay letter of credit naming the Collateral Agent for the benefit of the Senior Secured Parties as beneficiary; (ii) be issued by a bank or other financial institution rated at least "A3" by Moody's and at least "A" by S&P; (iii) if the Partnership or the Funding Corporation is obligated to reimburse drawings or pay other costs thereunder, be issued under a Debt Service Reserve L/C Agreement with payment terms which are consistent with the terms of this Agreement and with other terms customary for debt service reserve obligations similar to those described herein, including, without limitation, (A) a requirement that any drawing under such Debt Service Reserve L/C be converted into a Debt Service Reserve LOC Loan which matures not less than five (5) years after the date of such drawing, and (B) a provision which permits the Debt Service Reserve L/C Provider to convert outstanding Debt Service Reserve LOC Loans into Debt Service Reserve LOC Bonds in accordance with the terms of the applicable Debt Service Reserve L/C Agreement; and (iv) name a Person other than the Partnership or the Funding Corporation as the party responsible for reimbursement or other obligations in respect of such Debt Service Reserve L/C, provided that the condition set forth in this clause (iv) shall not apply if the Partnership delivers to the Administrative Agent at least three (3) Business Days prior to the date on which a Debt Service Reserve L/C naming the Partnership or the Funding Corporation as the party responsible for reimbursement or other obligations in respect thereof will be posted (a) an Officer's Certificate, concurred with in writing by the Independent Engineer, stating that, after giving effect to the naming of the Partnership or the Funding Corporation, as the case may be, as the party responsible for reimbursement or other obligations in respect of such Debt Service Reserve L/C, the minimum Projected Senior Debt Service Coverage Ratio for each Fiscal Year during the remaining term of the Bonds is greater than or equal to 1.45/1.00, and (b) written confirmation from each Rating Agency that the naming of the Partnership or the Funding Corporation, as the case may be, as the party responsible for reimbursement or other obligations in respect of such Debt Service Reserve L/C will not result in a Rating Downgrade by such Rating Agency.

            (c) On each date on which the Administrative Agent is required to withdraw or transfer amounts from the Debt Service Payment Account to make payments with respect to Senior Indebtedness under Section 3.4, the Administrative Agent shall first withdraw or transfer (for and only for the purposes described in Section 3.4) amounts then held in the Debt Service Payment Account. To the extent that amounts then held in the Debt Service Payment Account at 12:00 p.m. (noon) two (2) Business Days prior to the date of the requested withdrawal or transfer are insufficient to fund such withdrawal or transfer, as evidenced by an Officer's Certificate of the Partnership, one (1) Business Day prior to such date the Administrative Agent shall (on a pro rata basis between the following clauses (i) and (ii), to the extent practicable, based upon the aggregate amount of Monies then on deposit in or credited to the Debt Service Reserve Account and the aggregate Drawing Amounts of all Debt Service Reserve L/Cs then credited to the Debt Service Reserve Account) (i) transfer the Monies on deposit in or credited to the Debt Service Reserve Account, if any, to the Debt Service Payment Account, and (ii) deliver to any Debt Service Reserve L/C Provider, if any, on such date (x) a draft on its Debt Service Reserve L/C, together with an appropriate certificate with respect thereto if required under such Debt Service Reserve L/C in an amount in the aggregate between clauses (i) and (ii) above equal such insufficiency. The Administrative Agent shall deposit the amounts received from the Debt Service Reserve L/C Provider in the Debt Service Payment Account.

            (d) Forty-five (45) days (or if such day is not a Business Day, on the next succeeding Business Day) prior to the expiration of any Debt Service Reserve L/C delivered to the Administrative Agent in respect of the Debt Service Reserve Account, provided that such Debt Service Reserve L/C has not been previously renewed, extended or replaced, the Administrative Agent shall deliver to the Debt Service Reserve L/C Provider providing such Debt Service Reserve L/C on such date (i) a draft on such Debt Service Reserve L/C in an amount equal to the the Drawing Amount of such Debt Service Reserve L/C and (ii) an appropriate certificate with respect thereto if required by such Debt Service Reserve L/C. The Administrative Agent shall deposit the amounts received from such Debt Service Reserve L/C Provider in payment of such draft in the Debt Service Reserve Account to be applied in accordance with this Section 3.6.

            (e) Forty-five (45) days (or if such day is not a Business Day, on the next succeeding Business Day) after receipt of notice that any Debt Service Reserve L/C

Provider is rated less than "A" by S&P and "A3" by Moody's, provided that the Debt Service Reserve L/C issued by such Debt Service Reserve L/C Provider has not been replaced with a Debt Service Reserve L/C issued by a new Debt Service Reserve L/C Provider, the Administrative Agent shall deliver to such Debt Service Reserve L/C Provider on such date (i) a draft on such Debt Service Reserve L/C in an amount equal to the Drawing Amount of such Debt Service Reserve Account L/C and (ii) an appropriate certificate with respect thereto if required by such Debt Service Reserve L/C. The Administrative Agent shall deposit the amounts received from such Debt Service Reserve L/C Provider in payment of such draft in the Debt Service Reserve Account to be applied in accordance with this Section 3.6.

            (f) Upon receipt of a notice from any Debt Service Reserve L/C Provider that the Debt Service Reserve L/C provided by such Debt Service Reserve L/C Provider will be terminated prior to its stated expiration date, if, not less than fifteen (15) Business Days prior to the termination date as provided in such notice of termination, such Debt Service Reserve L/C has not been replaced with a new Debt Service Reserve L/C, the Administrative Agent shall deliver to such Debt Service Reserve L/C Provider (i) a draft on such Debt Service Reserve L/C in an amount equal to the Drawing Amount of such Debt Service Reserve L/C and (ii) an appropriate certificate with respect thereto if required by such Debt Service Reserve L/C. The Administrative Agent shall deposit the amounts received from such Debt Service Reserve L/C Provider in payment of such draft in the Debt Service Reserve Account to be applied in accordance with this Section 3.6.

            SECTION 3.7 DSRA LOC Payment Account. (a) Monies on deposit in or credited to the DSRA LOC Payment Account shall be used for the payment of principal of outstanding Debt Service Reserve LOC Loans. On any date that such amounts have been specified in a Funding Date Certificate in accordance with
Section 3.2(b)(vi), the Administrative Agent shall withdraw the monies on deposit in or credited to the DSRA LOC Payment Account and remit such monies to the Debt Service Reserve L/C Agent for the payment of such amounts.

            (b) In the event that Monies on deposit in or credited to the DSRA LOC Payment Account exceed the amount of Monies required by this Agreement to be deposited therein or credited thereto after giving effect to the payments made pursuant to this Section 3.7, the Administrative Agent shall transfer such excess amounts from the DSRA LOC Payment Account to the Revenue Account at the written direction of the Partnership.

            SECTION 3.8 Aquila PPA Reserve Account.

            (a) The Partnership may provide one or more letters of credit (each, an "Aquila PPA Reserve L/C") in substitution for all or any portion of the Monies on deposit in or credited to the Aquila PPA Reserve Account, provided that any such Aquila PPA Reserve L/Cs comply with the requirements set forth in clause (b) of this Section 3.8. So long as neither the Partnership nor the Funding Corporation has any reimbursement or other obligation in respect of any such Aquila PPA Reserve L/C provided in substitution for an amount of Monies on deposit in or credited to the Aquila PPA Reserve Account, the Administrative Agent shall release such amount of Monies to or as directed by the Partnership in an Officer's Certificate delivered to the Administrative Agent.

            (b) Each Aquila PPA Reserve Account L/C shall: (i) be an irrevocable direct pay letter of credit naming the Collateral Agent for the benefit of the Senior Secured Parties as beneficiary; (ii) be issued by a bank or other financial institution rated at least "A3" by Moody's and at least "A" by S&P;
(iii) if the Partnership or the Funding Corporation is obligated to reimburse drawings or pay other costs thereunder, be issued under a Aquila PPA Reserve L/C Agreement with payment terms which are consistent with the terms of this Agreement and with other terms customary for project contract reserve obligations similar to those described herein; and (iv) name a Person other than the Partnership or the Funding Corporation as the party responsible for reimbursement or other obligations in respect of such Aquila PPA Reserve L/C, provided that the condition set forth in this clause (iv) shall not apply if the Partnership delivers to the Administrative Agent at least three (3) Business Days prior to the date on which an Aquila PPA Reserve L/C naming the Partnership or the Funding Corporation as the party responsible for reimbursement or other obligations in respect thereof will be posted (a) an Officer's Certificate, concurred with in writing by the Independent Engineer, stating that, after giving effect to the naming of the Partnership or the Funding Corporation, as the case may be, as the party responsible for reimbursement or other obligations in respect of such Aquila PPA Reserve L/C, the minimum Projected Senior Debt Service Coverage Ratio for each Fiscal Year during the remaining term of the Bonds is greater than or equal to 1.45/1.00, and (b) written confirmation from each Rating Agency that the naming of the Partnership or the Funding Corporation, as the case may be, as the party responsible for reimbursement or other obligations in respect of such Aquila PPA Reserve L/C will not result in a Rating Downgrade by such Rating Agency.

            (c) On each day on which the Partnership is required to make any payments to Aquila pursuant to the Aquila Power Purchase Agreement, as stated in an

Officer's Certificate of the Partnership delivered to the Administrative Agent three (3) Business Days prior to the date on which such payments are required to be made, the Administrative Agent shall first withdraw and pay to Aquila (in accordance with the Aquila Power Purchase Agreement) cash deposits then held in the Aquila PPA Reserve Account. To the extent that Monies then held in the Aquila PPA Reserve Account at 12:00 p.m. (noon) two (2) Business Days prior to the date of the requested payment are insufficient to fund such payment, as evidenced by an Officer's Certificate of the Partnership, one (1) Business Day prior to such date the Administrative Agent shall deliver to any Aquila PPA Reserve L/C Provider, if any, on such date, a draft on its Aquila PPA Reserve L/C, together with an appropriate certificate with respect thereto if required under such Aquila PPA Reserve L/C, in an amount equal to such insufficiency. The Administrative Agent shall deposit the amounts received from the Aquila PPA Reserve L/C Provider in the Aquila PPA Reserve Account.

            (d) A determination as to (i) the Monies on deposit in or credited to the Aquila PPA Reserve Account, (ii) the Drawing Amount of each outstanding Aquila PPA Reserve L/C, and (iii) the then current Aquila PPA Reserve Requirement shall be made by the Partnership on each Monthly Date and immediately following any withdrawal of amounts in the Aquila PPA Reserve Account pursuant to clause (c) above. As soon as practicable after making any such determination, the Partnership shall deliver to the Administrative Agent and the Collateral Agent an Officer's Certificate setting forth such determination and the then current Aquila PPA Reserve Requirement. If such determination indicates that the sum of Monies on deposit in or credited to the Aquila PPA Reserve Account at such time plus the aggregate Drawing Amounts of all outstanding Aquila PPA Reserve L/Cs exceeds the then current Aquila PPA Reserve Requirement, the Administrative Agent shall transfer such excess Monies to the Revenue Account.

            (e) Forty-five (45) days (or if such day is not a Business Day, on the next succeeding Business Day) prior to the expiration of any Aquila PPA Reserve L/C delivered to the Administrative Agent in respect of the Aquila PPA Reserve Account, provided that such Aquila PPA Reserve L/C has not been previously renewed, extended or replaced, the Administrative Agent shall deliver to the Aquila PPA Reserve L/C Provider providing such Aquila PPA Reserve L/C on such date (i) a draft on such Aquila PPA Reserve L/C in an amount equal to the lesser of (A) the Drawing Amount of such Aquila PPA Reserve Account L/C and (B) an amount which, together with the Monies then on deposit in or credited to the Aquila PPA Reserve Account, equals the then current Aquila PPA Reserve Requirement and (ii) an appropriate certificate with respect thereto if required by such Aquila PPA Reserve L/C. The Administrative Agent shall deposit the amounts received from such Aquila PPA Reserve L/C Provider in payment of such draft in the Aquila PPA Reserve Account to be applied in accordance with this
Section 3.8.

            (f) Forty-five (45) days (or if such day is not a Business Day, on the next succeeding Business Day) after receipt of notice that any Aquila PPA Reserve L/C Provider is rated less than "A" by S&P and "A3" by Moody's, provided that the Aquila PPA Reserve Account L/C issued by such Aquila PPA Reserve L/C Provider has not been replaced with a Aquila PPA Reserve L/C issued by a new Aquila PPA Reserve L/C Provider, the Administrative Agent shall deliver to such Aquila PPA Reserve L/C Provider on such date (i) a draft on such Aquila PPA Reserve L/C in an amount equal to the lesser of (A) the Drawing Amount of such Aquila PPA Reserve L/C and (B) an amount which, together with the Monies then on deposit in or credited to the Aquila PPA Reserve Account, equals the then current Aquila PPA Reserve Requirement and (ii) an appropriate certificate with respect thereto if required by such Aquila PPA Reserve L/C. The Administrative Agent shall deposit the amounts received from such Aquila PPA Reserve L/C Provider in payment of such draft in the Aquila PPA Reserve Account to be applied in accordance with this Section 3.8.

            (g) Upon receipt of a notice from any Aquila PPA Reserve L/C Provider that the Aquila PPA Reserve L/C provided by such Aquila PPA Reserve L/C Provider will be terminated prior to its stated expiration date, if, not less than fifteen (15) Business Days prior to the termination date as provided in such notice of termination, such Aquila PPA Reserve L/C has not been replaced with a new Aquila PPA Reserve L/C, the Administrative Agent shall deliver to such Aquila PPA Reserve L/C Provider (i) a draft on such Aquila PPA Reserve L/C in an amount equal to the lesser of (A) the Drawing Amount of such Aquila PPA Reserve L/C and (B) an amount which, together with the Monies then on deposit in or credited to the Aquila PPA Reserve Account, equals the then current Aquila PPA Reserve Requirement and (ii) an appropriate certificate with respect thereto if required by such Aquila PPA Reserve L/C. The Administrative Agent shall deposit the amounts received from such Aquila PPA Reserve L/C Provider in payment of such draft in the Aquila PPA Reserve Account to be applied in accordance with this Section 3.8.

            SECTION 3.9 Distribution Suspense Account.

            (a) On any Monthly Date on which all of the conditions set forth in clause (b) of this Section 3.9 (the "Distribution Conditions") are satisfied, upon delivery to the Collateral Agent, the Administrative Agent, the Trustee and the VEPCO L/C Agent of an Officer's Certificate of the Partnership certifying as such three (3) Business Days prior to such Monthly Date, the Administrative Agent shall transfer Monies from the Distribution Suspense Account to the Distribution Account in accordance with clause (b) of this Section 3.9 in an amount equal to the lesser of (i) the Monies on deposit in or credited to the Distribution Suspense Account and (ii) the Account Balance Amount less the Account Reserve Requirement.

            (b) Subject to Section 3.9(c), the transfer of Monies on any Monthly Date from the Distribution Suspense Account to the Distribution Account as described in clause (a) of this Section 3.9 is subject to the following conditions (the "Distribution Conditions"):

                  (i) all required transfers and payments described in clauses
(i) through (viii) of Section 3.2(b) shall have been completed;

                  (ii) immediately after giving effect to the proposed transfer of Monies to the Distribution Account, the Account Balance Amount shall be greater than or equal to the Account Reserve Requirement; provided that this Distribution Condition shall apply only if such Monthly Date is not a Scheduled Payment Date for the Bonds;

                  (iii) no Default or Event of Default shall have occurred and be continuing or shall result from such transfer of Monies to the Distribution Account;

                  (iv) if the Test Period consists entirely of the Two-Thirds PPA Period and/or the 100% PPA Period, (A) the Senior Debt Service Coverage Ratio shall be greater than or equal to the Required Ratio for the six-month period (or, with respect to the Monthly Dates that occur within six months after the Commercial Operation Date, the period commencing on the Commercial Operation Date and ending on such Monthly Date) preceding such Monthly Date, and (B) the Projected Senior Debt Service Coverage Ratio shall be greater than or equal to the Required Ratio for the six-month period succeeding such Monthly Date;

                  (v) if a portion of the Test Period consists of the 100% PPA Period and/or the Two-Thirds PPA Period and a portion of the Test Period consists of the One-Third PPA Period and/or the Merchant Period: (A) for the portion of the Test Period which consists of the 100% PPA Period and/or the Two-Thirds PPA Period, (1) the Senior Debt Service Coverage Ratio for such portion shall be greater than or equal to the Required Ratio during the period beginning on the date which is six months prior to such Monthly Date and ending on such Monthly Date, and (2) the Projected Senior Debt Service Coverage Ratio for such portion shall be greater than or equal to the Required Ratio during the period beginning on such Monthly Date and ending on the date which is six months after such Monthly Date; and (B) for the portion of the Test Period which consists of the One-Third PPA Period and/or the Merchant Period, (1) the Senior Debt Coverage Ratio for such portion shall be greater than or equal to the Required Ratio during the period beginning on the date which is one year prior to such Monthly Date and ending on such Monthly Date, provided that such portion will not be taken into account unless it consists of at least two fiscal quarters, and (2) the Projected Senior Debt Service Coverage Ratio for the portion of the period described below which consists of the One-Third PPA Period and/or the Merchant Period shall be greater than or equal to the Required Ratio during the period beginning on such Monthly Date and ending on the later of (x) the date which is two years after such Monthly Date if such portion includes at least one year which consists entirely of the One-Third PPA Period and/or the Merchant Period and (y) the earliest date after the date described in clause (x) which results in such portion including at least one year which consists entirely of the One-Third PPA Period and/or the Merchant Period;

                  (vi) if the Test Period consists entirely of the One-Third PPA Period and/or the Merchant Period, (A) the Senior Debt Service Coverage Ratio shall be greater than or equal to the Required Ratio for the one-year period preceding such Monthly Date, and (B) the Projected Senior Debt Service Coverage Ratio shall be greater than or equal to the Required Ratio for the two-year period succeeding such Monthly Date;

                  (vii) the Monies remaining on deposit in or credited to the Revenue Account, the O&M Account, the Major Maintenance Account and, after giving effect to the proposed transfer of Monies to the Distribution Account, the Distribution Suspense Account, shall be sufficient, in the Partnership's reasonable judgment, to meet the Partnership's ongoing working capital needs;

                  (viii) the Completion Date shall have occurred; and

                  (ix) such Monthly Date is the last Business Day of September 2000.

            (c) If (A) any Monies remain on deposit in or credited to the Distribution Suspense Account for twelve (12) months continuously without being transferred to the Distribution Account pursuant to clause (a) of this Section 3.9, (B) the Partnership delivers a Partnership Request to the Trustee requesting the Trustee to call a vote of the Holders to determine whether to apply such funds to a redemption or prepayment, as applicable, of the Redeemable Facilities, and (C) Holders holding at least 66 2/3% of the Outstanding Bonds vote to apply such funds to such redemption and prepayment, then the Monies that have so remained on deposit in or credited to the Distribution Suspense Account for twelve (12) consecutive months without being transferred to the Distribution Account pursuant to clause (a) of this Section 3.9 shall be used to redeem or prepay, as applicable, the Redeemable Facilities on a pro rata basis, as among the Redeemable Facilities, based upon the then outstanding principal amounts of each of the Redeemable Facilities, at the prices for redemption or prepayment set forth in the Indenture or the applicable facility agreement in respect of such Redeemable Facility, as applicable, and the Partnership shall provide the Administrative Agent a certificate (an "Allocation Certificate") setting forth the amount to be so allocated to each Redeemable Facility and the account or accounts into which each Redeemable Facility's allocable share shall be deposited in accordance with the terms of the Indenture or the applicable Additional Indebtedness Agreement, as applicable. Within two (2) Business Days of its receipt of an Allocation Certificate, the Administrative Agent shall make the transfers specified therein. The Partnership and the Funding Corporation hereby instruct the Collateral Agent and the Administrative Agent to make all such payments in respect of the Bonds directly to the Trustee for deposit into the Bond Fund in accordance with the terms of Section 3.3 of the Indenture, and the Collateral Agent and the Administrative Agent hereby acknowledge receipt of such instruction. If (A) any Monies remain on deposit in or credited to the Distribution Suspense Account for twelve (12) consecutive months without being transferred to the Distribution Account pursuant to clause (a) of this Section 3.9, (B) the Partnership delivers a Partnership Request to the Trustee requesting the Trustee to call a vote of the Holders to determine whether to apply such funds to the redemption or prepayment of the Redeemable Facilities,
(C) Holders holding at least 66 2/3% of the Outstanding Bonds do not vote to apply such funds to such redemption and prepayment, and (D) each of the conditions set forth in Section 3.9(b), other than those set forth in clauses
(iv), (v) and (vi) thereof, are satisfied, then the Monies that have so remained on deposit in or credited to the Distribution Suspense Account for twelve (12) consecutive months without being transferred to the Distribution Account pursuant to clause (a) of this Section 3.9 shall be transferred to the Distribution Account on the next Monthly Date, provided, however, that if the Administrative Agent receives written notice prior to such next Monthly Date from any agent, trustee or similar representative in respect of any Redeemable Facility which instructs the Administrative Agent to apply a portion of such Monies that have remained on deposit in or credited to the Distribution Suspense Account for such twelve (12) consecutive months to the prepayment of such Redeemable Facility in accordance with the terms thereof (such portion not to exceed the amount that would have been applied to the prepayment of such Redeemable Facility had the requisite number of Holders voted in favor of the redemption and prepayment of the Redeemable Facilities pursuant to the first sentence of this Section 3.9(c)), then the Administrative Agent shall apply such portion of such Monies on deposit in the Distribution Suspense Account as so provided in such written notice and shall transfer the remainder of such Monies on deposit in the Distribution Suspense Account to the Distribution Account.

            (d) Pending any other application of Monies on deposit in or credited to the Distribution Suspense Account as provided herein, the Administrative Agent shall, on any Funding Date, withdraw and transfer Monies on deposit in or credited to the Distribution Suspense Account to the Debt Service Payment Account if and to the extent such amounts on deposit in the Debt Service Payment Account and the Debt Service Reserve Account are insufficient to pay any amounts due on the Senior Indebtedness on such Funding Date.

            (e) The Administrative Agent shall withdraw and transfer Monies on deposit in or credited to the Distribution Account to such Persons as may be directed in an Officer's Certificate of the Partnership delivered to the Administrative Agent three (3) Business Days prior to the date of such withdrawal and transfer. Such Officer's Certificate shall state that all conditions precedent provided for in this Section 3.11 have been complied with.

            SECTION 3.10 Proceeds Account.

            (a) Loss Events. Except as otherwise expressly provided herein, all Loss Proceeds shall be deposited into the Proceeds Account directly, or if received by the Partnership, as soon as practicable (but no more than three (3) Business Days) after receipt, in either case in accordance with this Section 3.10(a). The Administrative Agent shall separately segregate such Loss Proceeds for distribution in the manner as set forth below:

                  (i) If (A) a Loss Event occurs, (B) the Partnership receives more than $5,000,000 of Loss Proceeds in respect of such Loss Event and (C) either (x) the Partnership determines not to Restore the Project or (y) the Partnership determines that the Project cannot be Restored to permit operation of the Project on a Commercially Feasible Basis, upon delivery to the Administrative Agent and the Collateral Agent of an

Officer's Certificate of the Partnership certifying to the foregoing (together with, in the case of clause (y) immediately above, a certificate signed by an authorized representative of the Independent Engineer concurring with such Officer's Certificate), then the Loss Proceeds received in connection with such Loss Event shall be used to redeem or prepay, as applicable, the Redeemable Facilities on a pro rata basis among the Redeemable Facilities, based upon the then outstanding principal amounts of each of the Redeemable Facilities, at the prices for redemption or prepayment set forth in the applicable Financing Document, and the Partnership shall provide the Administrative Agent an Allocation Certificate setting forth the amount to be so allocated to each Redeemable Facility and the account or accounts into which each Redeemable Facility's allocable share shall be deposited in accordance with the terms of the applicable Financing Document. Within three (3) Business Days of its receipt of an Allocation Certificate, the Administrative Agent shall make the transfers specified therein. The Partnership and the Funding Corporation hereby instruct the Collateral Agent and the Administrative Agent to make all such payments in respect of the Bonds directly to the Trustee for deposit into the Bond Fund in accordance with the terms of Section 3.3 of the Indenture, and the Collateral Agent and the Administrative Agent hereby acknowledge receipt of such instruction.

                  (ii) If (A) a Loss Event occurs, (B) the Partnership receives Loss Proceeds in respect of such Loss Event and (C) the Partnership determines that the Project can be Restored to permit operation of the Project on a Commercially Feasible Basis, the Partnership shall deliver to the Administrative Agent and the Collateral Agent an Officer's Certificate of the Partnership certifying to the foregoing and a certificate signed by an authorized representative of the Independent Engineer concurring with such Officer's Certificate, and such Loss Proceeds shall be applied as set forth in paragraphs
(iii), (iv) and (v) below.

                  (iii) Before any withdrawal or transfer shall be made from the Proceeds Account with respect to any Restoration, there shall be filed with the Administrative Agent three (3) Business Days prior to any Disbursement Date:

                        (A) a requisition from the Partnership substantially in the form attached hereto as Exhibit D (a "Restoration Requisition") and signed by an Authorized Representative of the Partnership;

                        (B) a certificate of the Independent Engineer substantially in the form attached hereto as Exhibit E (an "Independent Engineer Restoration Certificate").

                  (iv) On the Disbursement Date referred to in Section 3.10(a)(iii) or as soon thereafter as practicable following receipt of the documents described in Sections 3.10(a)(iii)(A) and (B) above, the Administrative Agent shall withdraw and transfer from the Proceeds Account and shall make available to the Partnership the amount set forth in the Restoration Requisition and, thereafter, the Partnership shall remit such amount to the applicable payees with respect to the Restoration Work (or, in the case of reimbursement for the costs of Restoration Work theretofore paid by the Partnership, the Partnership shall instruct the Administrative Agent to transfer the amount of such reimbursement to the Revenue Account and the Administrative Agent shall so make such transfer).

                  (v) Upon completion of any Restoration Work, there shall be filed with the Administrative Agent and the Collateral Agent (A) an Officer's Certificate of the Partnership certifying the completion of such Restoration Work and the amount, if any, required in its opinion to be retained in the Proceeds Account for the payment of any costs of such Restoration Work not then due and payable or the liability for payment of which is being contested or disputed by the Partnership, and for the payment of reasonable contingencies following completion of such Restoration Work and (B) an officer's certificate of the Independent Engineer stating that completion of the Restoration has occurred and concurring with the amounts to be retained in the Proceeds Account. Upon receipt of such Officer's Certificate and such officer's certificate of the Independent Engineer, the Administrative Agent shall first, transfer the amount remaining in the Proceeds Account in excess of the amounts to remain in the Proceeds Account as stated in such Officer's Certificate to the applicable payees with respect to such Restoration Work, and second, segregate the remaining excess in the Proceeds Account from any other amounts therein. If (A) such remaining excess exceeds $5,000,000 and (B) any Rating Agency does not confirm in writing that the Loss Event for which such Loss Proceeds were received (after taking into consideration such Restoration) will not result in a Rating Downgrade by such Rating Agency, then the Loss Proceeds received in connection with such Loss Event in excess of $5,000,000, after giving effect to the cost of the Restoration, shall be used to redeem or prepay, as applicable, the Redeemable Facilities on a pro rata basis among the Redeemable Facilities, based upon the then outstanding principal amounts of each of the Redeemable Facilities, at the prices for redemption or prepayment set forth in the applicable Financing Document, and the Partnership shall provide the Administrative Agent an Allocation Certificate setting forth the amount to be so allocated to each Redeemable Facility and the account or accounts into which each Redeemable Facility's allocable share shall be deposited in accordance with the terms of the applicable Financing

Document. Within three (3) Business Days of its receipt of an Allocation Certificate, the Administrative Agent shall make the transfers specified therein. The Partnership and the Funding Corporation hereby instruct the Collateral Agent and the Administrative Agent to make all such payments in respect of the Bonds directly to the Trustee for deposit into the Bond Fund in accordance with the terms of Section 3.3 of the Indenture, and the Collateral Agent and the Administrative Agent hereby acknowledge receipt of such instruction. If (A) the remaining excess is equal to or less than $5,000,000 or
(B) each Rating Agency confirms in writing that the Loss Event for which such Loss Proceeds were received (after taking into consideration such Restoration
Work) will not result in a Rating Downgrade by such Rating Agency, the Administrative Agent shall transfer such monies to the Revenue Account. Thereafter, upon receipt of an Officer's Certificate of the Partnership certifying payment of all costs of Restoration Work for the Project, the Administrative Agent shall transfer any amounts remaining in the Proceeds Account to the Revenue Account.

                  (vi) If (A) a Loss Event occurs, (B) the Partnership receives $5,000,000 or less of Loss Proceeds in respect of such Loss Event and (C) either
(x) the Partnership determines not to Restore the Project or (y) the Partnership determines that the Project cannot be Restored to permit operation of the Project on a Commercially Feasible Basis, upon delivery to the Administrative Agent and the Collateral Agent of an Officer's Certificate of the Partnership certifying to the foregoing (together with, in the case of clause (y) immediately above, a certificate of an authorized representative of the Independent Engineer concurring with such Officer's Certificate), the Administrative Agent shall withdraw from the Loss Proceeds Account the Monies representing such Loss Proceeds and transfer such Monies to the Revenue Account.

            (b) Receipt of Performance Liquidated Damages. All Performance Liquidated Damages shall be deposited into the Proceeds Account directly, or, if received by the Partnership, as soon as practicable (but no more than three (3) Business Days) after receipt, in either case in accordance with this Section 3.10(b). As soon as possible after the date on which all obligations of the EPC Contractor to pay Performance Liquidated Damages under the EPC Contract have been satisfied in full and all such Performance Liquidated Damages have been deposited in the Proceeds Account, the Administrative Agent shall calculate the aggregate amount of Performance Liquidated Damages then on deposit in the Proceeds Account (such aggregate amount, the "Total Performance Liquidated Damages"). If (A) the Total Performance Liquidated Damages are less than or equal to $10,000,000 or (B) the Total Performance Liquidated Damages are greater than $10,000,000 and each Rating Agency confirms in writing that the circumstance which resulted in the Partnership's receipt of Performance Liquidated Damages will not result in a Rating Downgrade by such Rating Agency, the Administrative Agent shall transfer all Performance Liquidated Damages then on deposit in the Proceeds Account to the Construction Account for application in accordance with
Section 3.1. If (A) the Total Performance Liquidated Damages exceed $10,000,000 and (B) any Rating Agency does not confirm in writing that the circumstance which resulted in the Partnership's receipt of Performance Liquidated Damages will not result in a Rating Downgrade by such Rating Agency, then the Performance Liquidated Damages so received by the Partnership shall be used to redeem or prepay, as applicable, the Redeemable Facilities on a pro rata basis among the Redeemable Facilities, based upon the then outstanding principal amounts of each of the Redeemable Facilities, at the prices for redemption or prepayment set forth in the applicable Financing Document, and the Partnership shall provide the Administrative Agent an Allocation Certificate setting forth the amount to be so allocated to each Redeemable Facility and the account or accounts into which each Redeemable Facility's allocable share shall be deposited in accordance with the terms of the applicable Financing Document. Within three (3) Business Days of its receipt of an Allocation Certificate, the Administrative Agent shall make the transfers specified therein.

            (c) Receipt of BuyOut Proceeds. All BuyOut Proceeds shall be deposited into the Proceeds Account directly, or, if received by the Partnership, as soon as practicable (but no more than three (3) Business Days) after receipt, in either case in accordance with this Section 3.10(c). If (i) the aggregate amount of BuyOut Proceeds received by or on behalf of the Partnership is less than or equal to $10,000,000 or (ii) the aggregate amount of BuyOut Proceeds received by or on behalf of the Partnership exceeds $10,000,000 and the Administrative Agent receives written confirmation from each Rating Agency that the related BuyOut or BuyOuts will not result in a Rating Downgrade by such Rating Agency, then the Administrative Agent shall transfer the Monies representing such BuyOut Proceeds to the Revenue Account. If (A) the aggregate amount of BuyOut Proceeds received by or on behalf of the Partnership exceeds $10,000,000 and (B) any Rating Agency does not confirm in writing that the BuyOuts will not result in a Rating Downgrade by such Rating Agency, then the BuyOut Proceeds so received by the Partnership shall be used to redeem or prepay, as applicable, the Redeemable Facilities on a pro rata basis among the Redeemable Facilities, based upon the then outstanding principal amounts of each of the Redeemable Facilities, at the prices for redemption or prepayment set forth in the applicable Financing Document, and the Partnership shall provide the Administrative Agent an Allocation Certificate setting forth the amount to be so allocated to each Redeemable Facility and the account or accounts into which each Redeemable Facility's allocable share shall be deposited in accordance with the terms of the applicable Financing Document. Within three (3) Business Days of its receipt of an Allocation Certificate, the Administrative Agent shall make the transfers specified therein.

            (d) Default Equity Contributions. All Default Equity Contributions shall be deposited into the Proceeds Account directly, or, if received by the Partnership, as soon as practicable (but no more than three (3) Business Days) after receipt, in either case in accordance with this Section 3.10(d). If the Senior Secured Parties, acting in accordance with the Intercreditor Agreement, determine to apply such Default Equity Contributions to the redemption or prepayment of, as applicable, of the Redeemable Facilities, then the Default Equity Contributions so deposited into the Proceeds Account shall be used to redeem or prepay, as applicable, the Redeemable Facilities on a pro rata basis among the Redeemable Facilities, based upon the then outstanding principal amounts of each of the Redeemable Facilities, at the prices for redemption or prepayment set forth in the applicable Financing Document, and the Partnership shall provide the Administrative Agent an Allocation Certificate setting forth the amount to be so allocated to each Redeemable Facility and the account or accounts into which each Redeemable Facility's allocable share shall be deposited in accordance with the terms of the applicable Financing Document. Within three (3) Business Days of its receipt of an Allocation Certificate, the Administrative Agent shall make the transfers specified therein.

            SECTION 3.11 Permitted Investments. Amounts held in any Account created by and held under this Agreement (other than the Separate Accounts) shall be invested and reinvested in Permitted Investments at the written direction (which may be in the form of a standing instruction) of an Authorized Representative of the Partnership; provided, however, that at any time when (a) an Authorized Officer of the Administrative Agent has received written notice from the Collateral Agent or any other Senior Secured Party that an Event of Default shall have occurred and be continuing or (b) an Authorized Representative of the Partnership has not timely furnished such a written direction or, after a request by the Administrative Agent, has not so confirmed a standing instruction to the Administrative Agent, the Administrative Agent shall invest such monies only in Permitted Investments of the type referred to in clause (vi) of the definition of "Permitted Investments" of a maturity of (x) 180 days or less prior to the Completion Date and (y) one year or less after the Completion Date. Any written direction of an Authorized Representative of the Partnership with respect to the investment or reinvestment of monies held in any Account (other than the Separate Accounts) shall direct investment or reinvestment only in Permitted Investments that shall mature in such amounts and have maturity dates or be subject to redemption at the option of the holder thereof on or prior to maturity thereof as needed for the purposes of such Accounts, but in no event shall such Permitted Investments mature more than (x) prior to the Completion Date, 180 days after the date acquired and (y) after the Completion Date, one year after the date acquired. The Administrative Agent shall have no duty to determine whether any investment or reinvestment shall satisfy the criteria set forth in the definition of "Permitted Investment" in the Indenture or the other criteria set forth in this Section 3.11 and neither the Administrative Agent nor the Collateral Agent shall have any liability in the event that the value of any Permitted Investment decreases. The Administrative Agent shall at any time and from time to time liquidate any or all of such investments prior to the maturity as needed in order to effect the transfers and withdrawals contemplated by this Agreement in accordance with an Officer's Certificate of the Partnership; provided that, in the absence of timely receipt of such an Officer's Certificate, the Administrative Agent shall liquidate all such investments as necessary in order to effect the transfers and withdrawals contemplated by this Agreement. In the event any such investments are redeemed prior to the maturity thereof, the Administrative Agent shall not be liable for any loss or penalties relating thereto. Any income or gain realized from such investments shall be deposited into the Account (or the sub-Account or sub account) from which such Monies came. For purposes of any income tax payable on account of any income or gain on an investment, such income or gain shall be for the account of the Partnership.

            SECTION 3.12 Events of Default. (a) On and after any date on which the Administrative Agent receives written notice from the Intercreditor Agent pursuant to Section 2.4 of the Intercreditor Agreement that an Event of Default has occurred (the date of receipt of such notice, the "Event of Default Date"), the Administrative Agent shall thereafter accept all notices and instructions required to be given to the Administrative Agent pursuant to the terms of this Agreement only from the Collateral Agent (acting upon instructions from the Intercreditor Agent, acting pursuant to the Intercreditor Agreement) and not from any other Person and the Administrative Agent shall not withdraw, transfer, pay or otherwise distribute any monies in any of the Accounts (other than the Separate Accounts) except pursuant to such notices and instructions from the Collateral Agent (acting upon instructions from the Intercreditor Agent, acting pursuant to the Intercreditor Agreement). On the Event of Default Date, the Administrative Agent shall render an accounting of all monies in the Accounts (other than the Separate Accounts) as of the Event of Default Date to the Collateral Agent and the Intercreditor Agent.

            SECTION 3.13 Disposition of Accounts Upon Debt Termination Date. In the event that the Administrative Agent shall have received a certificate of a Responsible Officer of the Collateral Agent stating that the Debt Termination Date shall have occurred, all Administrative Claims of which the Collateral Agent is aware shall have been paid in full and all fees, charges and expenses of the Independent Consultants and all other amounts required to be paid hereunder and under the other Financing Documents of which the Collateral Agent is aware shall have been paid in full, all amounts remaining in the Accounts shall, upon receipt of a certificate of a Responsible Officer of the Collateral Agent authorizing such payments from the Accounts, be remitted to or as directed by the Partnership.

            SECTION 3.14 Account Balance Statements. The Administrative Agent shall, on a monthly basis, provide to the Collateral Agent and the Partnership account balance statements in respect of each of the Accounts and amounts segregated in any of the Accounts. Such balance statement shall also include deposits, withdrawals and transfers from and to any Account and segregated amounts. At such other times as the Collateral Agent or the Partnership may from time to time reason ably request (but not more frequently than once each week unless an Event of Default shall have occurred and is continuing), the Administrative Agent shall provide written informal account information regarding (a) balances in respect of each of the Accounts and, to the extent reasonably available, amounts segregated in any of the Accounts and (b) deposits, withdrawals and transfers from and to any Account and, to the extent reasonably available, segregated amounts.

            SECTION 3.15 Instructions to the Administrative Agent. Each direction to the Administrative Agent under this Agreement to transfer or withdraw amounts in a Account shall sufficiently identity (a) the Account from which such amounts are to be withdrawn or transferred, (b) the Account in which such amount is to be deposited or Person to whom such amount is to be transferred and (c) the applicable provision of this Agreement which authorizes such transfer or withdrawal. In the event that the Administrative Agent believes that it lacks sufficient information to make a transfer or withdrawal or to determine whether it has authority under this Agreement to make such transfer or withdrawal, it may refrain from making such transfer or withdrawal until it has received the information required to make such transfer or confirmed its authority to its satisfaction. In no event shall the Administrative Agent be responsible for making calculations relating to deposits to or withdrawals from the Accounts.

                                   ARTICLE IV
                            THE ADMINISTRATIVE AGENT

            The provisions of this Article IV are solely for the benefit of the Senior Secured Parties, the Administrative Agent and the Collateral Agent and, except to the extent expressly provided in this Article IV, neither the Partnership nor the Funding Corporation shall have any rights under this Article IV against the Administrative Agent, the Collateral Agent or any other Senior Secured Party; provided that the Administrative Agent shall be liable to the Partnership and the Funding Corporation for its gross negligence or willful misconduct.

            SECTION 4.1 Appointment of the Administrative Agent, Powers and Immunities. The Collateral Agent hereby irrevocably appoints and authorizes The Bank of New York to act as Administrative Agent hereunder, with such powers as are expressly delegated to the Administrative Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. The Bank of New York hereby agrees to act as Administrative Agent under this Agreement. Each of the Partnership and the Funding Corporation hereby acknowledges the appointment of the Administrative Agent to act as the agent of the Collateral Agent hereunder, with such powers as are expressly delegated to the Administrative Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. The Administrative Agent shall not have any duties or responsibilities to any Person except those expressly set forth in this Agreement and shall not have any fiduciary relationship with any other Senior Secured Party (and no implied covenants, functions or responsibilities shall be read into this Agreement or otherwise exist with respect to the Administrative Agent). Without limiting the generality of the foregoing, the Administrative Agent shall take all actions as the Collateral Agent shall direct it to perform in accordance with the express provisions of this Agreement. Notwithstanding anything to the contrary contained herein, the Administrative Agent shall not be required to take any action which is contrary to this Agreement or Applicable Law. Neither the Administrative Agent nor any of its affiliates shall be responsible to any other Senior Secured Party for any recitals, statements, representations or warranties made by the Partnership, the Funding Corporation or the Collateral Agent contained in this Agreement or any other Transaction Document or in any certificate or other document referred to or provided for in, or received by any other Senior Secured Party under, this Agreement or any other Transaction Document for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Transaction Document or any other document referred to or provided for herein or therein or for any failure by the Partnership or the Funding Corporation to perform its obligations hereunder or thereunder. The Administrative Agent shall not be required to ascertain or inquire as to the performance by the Partnership or the Funding Corporation of any of its obligations under this Agreement or any other Transaction Document or any other document or agreement contemplated hereby or thereby. The Administrative Agent shall not be (a) required to initiate or conduct any litigation or collection proceeding hereunder or under any other Transaction Document or (b) responsible for any action taken or omitted to be taken by it hereunder (except for its own gross negligence or willful misconduct) or in connection with any other Transaction Document. Except as otherwise expressly set forth in this Agreement, the Administrative Agent shall take action under this Agreement only as it shall be directed in writing by the Collateral Agent. Whenever in the administration of this Agreement the Administrative Agent shall deem it necessary or desirable that a factual matter be proved or established in connection with the Administrative Agent taking, suffering or omitting to take any action hereunder, such matter (unless other evidence in respect thereof is herein specifically prescribed) may be deemed to be conclusively proved or established by an Officer's Certificate or a certificate of any Responsible Officer of the Collateral Agent, if appropriate. The Administrative Agent shall have the right at any time to seek instructions concerning the administration of this Agreement from the Collateral Agent, legal counsel or any court of competent jurisdiction. The Administrative Agent shall not be deemed to have actual, constructive, direct or indirect knowledge or notice of the occurrence of an Event of Default unless and until a Responsible Officer of the Administrative Agent has received an Officer's Certificate of the Partnership or a written notice or certificate from a Senior Secured Party stating that an Event of Default has occurred.

            Each of the Senior Secured Parties expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents or attorneys-in-fact has made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including, without limitation, any review of the Project or of the affairs of the Partnership or the Funding Corporation, shall be deemed to constitute any representation or warranty by the Administrative Agent to any other Senior Secured Party. Each Senior Secured Party (other than any other Senior Secured Party that has no obligation to make appraisals, investigations or credit analyses under the Financing Documents to which it is a party, including, without limitation, the Collateral Agent and the Administrative Agent) represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Senior Secured Party, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Project, the Partnership and the Funding Corporation. Each Senior Secured Party (other than a Senior Secured Party that has no obligation to make appraisals, investigations or credit analyses under the Financing Documents to which it is a party, including, without limitation, the Collateral

Agent and the Administrative Agent) also represents that it will, independently and without reliance upon the Administrative Agent or any other Senior Secured Party, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and credit worthiness of the Project, the Partnership and the Funding Corporation. Except for notices, reports and other documents expressly required to be furnished to the other Senior Secured Parties by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any other Senior Secured Party with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Project, the Partner ship and Funding Corporation which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents or attorneys-in-fact.

            SECTION 4.2 Reliance by the Administrative Agent. The Administrative Agent shall be entitled to rely upon any Officer's Certificate, officer's certificate of an Authorized Officer of any Senior Secured Party, Independent Engineer's certificate, certificate of a Responsible Officer of the Collateral Agent or any other certificate, notice or other document (including any cable, telegram or telecopy) believed by it to be genuine and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice of legal counsel, independent accountants and other experts selected by the Administrative Agent and shall have no liability for its actions taken thereupon, unless due to the Administrative Agent's willful misconduct or gross negligence. Without limiting the foregoing, the Administrative Agent shall be required to make payments to the Senior Secured Parties or other Persons only as set forth herein. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or the Intercreditor Agreement (i) if such action would, in the opinion of the Administrative Agent, be contrary to Applicable Law or the terms of this Agreement or the Intercreditor Agreement, (ii) if such action is not specifically provided for in this Agreement or the Intercreditor Agreement and it shall not have received any such advice or concurrence of the Collateral Agent as it deems appropriate or
(iii) if, in connection with the taking of any such action that would constitute an exercise of remedies under any Financing Document (whether such action is or is intended to be an action of the Administrative Agent or the Collateral Agent), it shall not first be indemnified to its satisfaction against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Financing Document in accordance with a request of the Collateral Agent (to the extent that the Collateral Agent is expressly authorized to direct the Administrative Agent to take or refrain from taking such action), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Senior Secured Parties. In the event that the Administrative Agent is required to perform any action on a particular date only following the delivery of an Officer's Certificate or other document, the Administrative Agent shall be fully justified in failing to perform such action if it has not first received such Officer's Certificate or other document and shall be fully justified in continuing to fail to perform such action until such time as it has received such Officer's Certificate or other document.

            SECTION 4.3 Court Orders. The Administrative Agent is hereby authorized, in its exclusive discretion, to obey and comply with all writs, orders, judgments or decrees issued by any court or administrative agency affecting any money, documents or things held by the Administrative Agent. The Administrative Agent shall not be liable to any of the parties hereto or any other Senior Secured Party, their successors, heirs or personal representatives by reason of the Administrative Agent's compliance with such writs, orders, judgments or decrees, notwithstanding such writ, order, judgment or decree is later reversed, modified, set aside or vacated.

            SECTION 4.4 Resignation or Removal. Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by giving 30 days' prior written notice thereof to the Collateral Agent, the Partnership and the Funding Corporation, and the Administrative Agent may be removed at any time with cause by the Collateral Agent. In the event that the Administrative Agent shall decline to take any action without first receiving adequate indemnity and, having received adequate indemnification, shall continue to decline to take such action, the Collateral Agent shall be deemed to have sufficient cause to remove the Administrative Agent. Prior to the occurrence of an Event of Default, the Partnership shall have the right to remove the Administrative Agent upon 30 day's notice to the Senior Secured Parties with or without cause, subject to the appointment and acceptance of a successor Administrative Agent as provided below. Upon any such resignation or removal, the Collateral Agent shall have the right to appoint a successor Administrative Agent which shall be a single bank or trust company that (i) has an office in New York, New York, (ii) has capital, surplus and undivided profits of at least $50,000,000, (iii) is experienced in administering sophisticated financing transactions, and (iv) so long as no Event of Default has occurred and is continuing, is reasonably acceptable to the Partnership. If no successor Administrative Agent shall have been appointed by the Collateral Agent and shall have accepted such appointment within 30 days after the retiring

Administrative Agent's giving of notice of resignation or the removal of the retiring Administrative Agent, then the retiring Administrative Agent may appoint a successor Administrative Agent, which shall be a single bank or trust company that (i) has an office in New York, New York, (ii) has capital, surplus and undivided profits of at least $50,000,000, (iii) is experienced in administering sophisticated financing transactions, and (iv) so long as no Event of Default has occurred and is continuing, is reasonably acceptable to the Partnership. Upon the acceptance of any appointment as Administrative Agent hereunder by the successor Administrative Agent, (a) such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and (b) the retiring Administrative Agent shall promptly transfer all Accounts within its possession or control to the possession or control of the successor Administrative Agent and the retiring Administrative Agent shall execute and deliver such notices, instructions and assignments as may be necessary or desirable to transfer the rights of the retiring Administrative Agent with respect to such Accounts to the successor Administrative Agent. After the retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Article IV and of Article V shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while acting as Administrative Agent. Further, a corporation into which the Administrative Agent is merged or converted or with which it is consolidated or which results from a merger, conversion or consolidation to which it is a party shall, to the extent permitted by Applicable Law, be the successor Administrative Agent under this Agreement without further formality and shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the Administrative Agent with which such corporation was merged, converted or consolidated. The Administrative Agent shall forthwith notify such event to the Partnership, the Funding Corporation and the Collateral Agent.

                                    ARTICLE V
                         EXPENSES; INDEMNIFICATION; FEES

            SECTION 5.1 Expenses. The Partnership agrees to pay or reimburse all reasonable out-of-pocket expenses of the Administrative Agent (including, without limitation, the reasonable fees and disbursements of outside counsel engaged by the Administrative Agent) in respect of, or incidental to, the administration or enforcement of any of the provisions of this Agreement or in connection with any amendment, waiver or consent relating to this Agreement.

            SECTION 5.2 Indemnification. The Partnership agrees to indemnify the Administrative Agent in its capacity as such, and, in their capacity as such, its officers, directors, shareholders, controlling persons, employees, agents and servants in accordance with and in the manner contemplated by Article 7.17 of the Intercreditor Agreement.

            SECTION 5.3 Fees. On the Closing Date, and on each anniversary of the Closing Date to and including the Debt Termination Date, the Partnership shall pay the Administrative Agent an annual fee in an amount mutually agreed on by the Partnership and the Administrative Agent in writing on or prior to the date of appointment of the Administrative Agent.

            The provisions of this Article V shall survive the termination of this Agreement or the resignation or removal of the Administrative Agent.

                                   ARTICLE VI
                             LIMITATION OF LIABILITY

            SECTION 6.1 Limitation of Liability. Section 14.1 of the Indenture is incorporated herein by reference as if set forth in full herein.

                                   ARTICLE VII
                                  MISCELLANEOUS

            SECTION 7.1 Amendments; Etc. No amendment or waiver of, or consent with respect to, any provision of this Agreement shall in any event be effective unless the same shall be made in accordance with the Intercreditor Agreement.

            SECTION 7.2 Addresses for Notices. All notices, requests and other communications provided for herein (including, without limitation, any modifications of, or waivers or consents under, this Agreement) shall be given or made in writing (including, without limitation, by telecopy) delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

            SECTION 7.3 Integration, Etc. This Agreement and the other Financing Documents to which the parties hereto are a party constitute the entire agreement and understanding among the parties hereto and supersede any and all prior agreements and understandings, written or oral, relating to the subject matter hereof. This Agreement shall become effective at such time as the Collateral Agent shall have received counterparts hereof signed by all of the intended parties hereto.

            SECTION 7.4 Headings; Table of Contents; Section References. Headings used in this Agreement, and the table of contents included in this Agreement, are for convenience of reference only and do not constitute part of this Agreement for any purpose. Unless otherwise specified in this Agreement, section references shall refer to sections of this Agreement.

            SECTION 7.5 No Third Party Beneficiaries. The agreements of the parties hereto are solely for the benefit of the Partnership, the Funding Corporation, the Collateral Agent, the Administrative Agent, the Intercreditor Agent and the other Senior Secured Parties and their respective successors and assigns and no Person (other than the parties hereto and such other Senior Secured Parties) shall have any rights hereunder.

            SECTION 7.6 No Waiver. No failure on the part of the Administrative Agent, the Collateral Agent or any other Senior Secured Party or any of their nominees or representatives to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Administrative Agent, the Collateral Agent or any other Senior Secured Party or any of their nominees or representatives of any right, power or remedy.

            SECTION 7.7 Severability. If any provision of this Agreement or the application thereof shall be invalid or unenforceable to any extent, (a) the remainder of this Agreement and the application of such remaining provisions shall not be affected thereby and (b) each such remaining provision shall be enforced to the greatest extent permitted by law.

            SECTION 7.8 Successors and Assigns. All covenants, agreements, representations and warranties in this Agreement by the Administrative Agent, the Collateral Agent, the Intercreditor Agent, the Partnership and the Funding Corporation shall bind and, to the extent permitted hereby, shall inure to the benefit of and be enforceable by their respective successors and assigns, whether so expressed or not.

            SECTION 7.9 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

            SECTION 7.10 Special Exculpation. No claim may be made by the Partnership, the Funding Corporation or any other person against the Administrative Agent, the Collateral Agent, the Intercreditor Agent or any other Senior Secured Party or the affiliates, directors, officers, employees, attorneys or agents of any of them for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or relating to this Agreement or any other Transaction Document or the transactions contemplated hereby or thereby, or any act, omission or event occurring in connection therewith, and each of the Partnership and the Funding Corporation hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

            SECTION 7.11 Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York, except as required by mandatory provisions of law and except to the extent that the validity or perfection of the lien and security interest hereunder, or the remedies hereunder, are governed by the law of any jurisdiction other than the State of New York. Regardless of any provision in any other agreement, for purposes of the New York UCC, the "securities intermediary's jurisdiction" of the Administrative Agent with respect to the Accounts in respect of which the Collateral Agent has been granted a security interest under the Partnership Security Agreement is the State of New York.

            SECTION 7.12 Payments in Respect of Bonds. The Partnership and the Funding Corporation hereby instruct the Collateral Agent and the Administrative Agent to make all payments to be made in respect of the Bonds hereunder directly to the Trustee for deposit into the Bond Fund in accordance with the terms of
Section 3.3 of the Indenture, and the Collateral Agent and the Administrative Agent hereby acknowledge receipt of such instruction.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                                        LSP ENERGY LIMITED PARTNERSHIP

                                        By: LSP Energy, Inc.,
                                              its general partner

                                            By: /s/ Frank Hardenbergh
                                                -----------------------------
                                                Name:  Frank Hardenbergh
                                                Title: Senior Vice President
                                                       and Secretary

                                            Address for Notices:

                                            c/o LS Power Management, LLC
                                            Two Tower Center
                                            20th Floor
                                            East Brunswick, New Jersey 08816
                                            Attn: General Counsel
                                            Telephone No.: (732) 249-6750
                                            Telecopy No.: (732) 249-7290


                                        LSP BATESVILLE FUNDING CORPORATION

                                        By: /s/ Frank Hardenbergh
                                            -----------------------------
                                            Name:  Frank Hardenbergh
                                            Title: Senior Vice President

                                            Address for Notices:

                                            c/o LS Power Management, LLC
                                            Two Tower Center
                                            20th Floor
                                            East Brunswick, New Jersey 08816
                                            Attn: General Counsel
                                            Telephone No.: (732) 249-1736
                                            Telecopy No.: (732) 249-7290

                                        THE BANK OF NEW YORK,
                                        as Collateral Agent

                                        By: /s/ Mary Beth Lewicki
                                            -----------------------------
                                            Name:  Mary Beth Lewicki
                                            Title: Assistant Vice President

                                            Address for Notices:

                                            101 Barclay Street
                                            Floor 21 West
                                            New York, New York 10286
                                            Attn: Corporate Trust Trustee
                                                  Administration
                                            Telephone No.: (212) 815-5939
                                            Telecopy No.: (212) 815-5915


                                        THE BANK OF NEW YORK,
                                        as Administrative Agent

                                        By: /s/ Mary Beth Lewicki
                                            -----------------------------
                                            Name:  Mary Beth Lewicki
                                            Title: Assistant Vice President

                                            Address for Notices:

                                            101 Barclay Street
                                            Floor 21 West
                                            New York, New York 10286
                                            Attn: Corporate Trust Trustee
                                                  Administration
                                            Telephone No.: (212) 815-5939
                                            Telecopy No.: (212) 815-5915

                                        THE BANK OF NEW YORK,
                                            as Intercreditor Agent

                                        By: /s/ Mary Beth Lewicki
                                            -----------------------------
                                            Name:  Mary Beth Lewicki
                                            Title: Assistant Vice President

                                            Address for Notices:

                                            101 Barclay Street
                                            Floor 21 West
                                            New York, New York 10286
                                            Attn: Corporate Trust Trustee
                                                  Administration
                                            Telephone No.: (212) 815-5939
                                            Telecopy No.: (212) 815-5915

      Each undersigned party acknowledges and agrees that the Supplemental Common Agreement is amended and restated as set forth herein and that from and after the date hereof, such party is not a party hereto.

CREDIT SUISSE FIRST BOSTON,
as Bank Facility Agent, Administrative Agent,
Collateral Agent and Securities Intermediary


By: /s/ Brian T. Caldwell
    -------------------------------
    Name:  Brian T. Caldwell
    Title:

By: /s/ Pilarcita V. Naval
    -------------------------------
    Name:  Pilarcita V. Naval
    Title: Associate

                                                                         Annex 1
                                                             to Common Agreement

                                 PROJECT BUDGET

See attached.

                                                                         Annex 2
                                                             to Common Agreement

                                PROJECT SCHEDULE

See attached.

                                                                       Exhibit A
                                                             to Common Agreement

                            CONSTRUCTION REQUISITION

                                   No. ______

                                     [Date]

The Bank of New York
101 Barclay Street
Floor 21 West
New York, New York 10286
Attention: Corporate Trust Trustee Administration

Re: Second Amended and Restated Common Agreement, dated as of May 21, 1999 (the "Common Agreement"), among LSP Energy Limited Partnership (the "Partnership"), LSP Batesville Funding Corporation, The Bank of New York, in its capacity as Collateral Agent, The Bank of New York, in its capacity as Administrative Agent, and The Bank of New York, in its capacity as Intercreditor Agent.

Ladies and Gentlemen:

            This requisition (this "Construction Requisition") is delivered to you pursuant to Section 3.1(c) of the Common Agreement. Capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto in the Common Agreement (including defined terms incorporated therein by reference from the Indenture). The information relating to this Construction Requisition is as follows:

                  1. The aggregate amount requested to be withdrawn from the Construction Account in accordance with this Construction Requisition is $____________.

                  2. The Disbursement Date upon which the withdrawals and transfers pursuant to this Construction Requisition are to be made is
      ________ __ ____.

                  3. [Set forth on Schedule I attached hereto is the name of each Person to whom any payment is to be made, the aggregate amount incurred on the Disbursement Date or reasonably expected to be incurred within the thirty (30) day period following the Disbursement Date by such Person and a summary description of the work performed, services rendered, materials, equipment or supplies delivered or any other purpose for which each payment was or is to be made.](1) [The aggregate amount requested to be withdrawn from the Construction Account in accordance with this Construction Requisition will be deposited into the Panola County Account pursuant to Section 3.1(b)(iii) of the Common Agreement.](2)

                  4. As of the date hereof, no Default or Event of Default has occurred and is continuing.

                  [5. The Partnership has reviewed the work performed, services rendered and materials, equipment or supplies delivered in connection with the Project and the Infrastructure, and confirms that the activities associated with the construction of the Project and the Infrastructure are proceeding in accordance with the Project Budget and the Project Schedule.](3)

                  [6. As of the date hereof, after the amount requested by the Construction Requisition is withdrawn from the Construction Account, the Available Construction Funds are sufficient to achieve Completion on or prior to the Date Certain.](3)

                  [7. As of the date hereof, the Partnership has not received any written notice of any Lien, right to lien or attachment upon or claim affecting the

----------

(1) Insert for any withdrawal from the Construction Account other than a withdrawal made pursuant to Section 3.1(b)(iii) of the Common Agreement.

(2) Insert for any withdrawal made pursuant to Section 3.1(b)(iii) of the Common Agreement (a "Panola County Withdrawal").

(3)   Not applicable to a Panola County Withdrawal.

      Partnership's right to receive any portion of this Construction Requisition (other than in respect of Permitted Liens), or in the event that the Partnership has received notice of any such Lien, right to Lien, attachment or claim (other than a Permitted Lien), each such Lien, right to Lien, attachment or claim has been discharged or is expected to be released or discharged upon payment of the costs for which payment is requested pursuant to this Construction Requisition or is subject to a Good Faith Contest.](4)

                  [8. This Construction Requisition contains no items that represent payment on account of any retained percentages that the Partnership is entitled to retain on the date hereof or that will be used to make a payment of an amount in dispute that the Partnership is entitled to retain or hold.](4)

                  9. This Construction Requisition contains no items for which payment is requested hereunder that have been the basis for any prior requisition by the Partnership.

                  [10. An Independent Engineer's Construction Certificate is being delivered with this Construction Requisition.](4)

                                        LSP ENERGY LIMITED PARTNERSHIP

                                        By: LSP Energy, Inc.,
                                            its general partner

                                            By: ________________________________
                                                Name:
                                                Title:

----------

(4)   Not applicable to a Panola County Withdrawal.

                                                                      Schedule I
                                                     to Construction Requisition

                                Amount
           Name               of Payment              Purpose
           ----               ----------              -------

                                                                       Exhibit B
                                                             to Common Agreement

                 INDEPENDENT ENGINEER'S CONSTRUCTION CERTIFICATE

                                    No. _____

                                     [Date]

The Bank of New York
101 Barclay Street
Floor 21 West
New York, New York 10286
Attention: Corporate Trust Trustee Administration

Re: Second Amended and Restated Common Agreement, dated as of May 21, 1999 (the "Common Agreement"), among LSP Energy Limited Partnership (the "Partnership"), LSP Batesville Funding Corporation, The Bank of New York, in its capacity as Collateral Agent, The Bank of New York, in its capacity as Administrative Agent, and The Bank of New York, in its capacity as Intercreditor Agent.

Ladies and Gentlemen:

            This Certificate (this "Independent Engineer's Construction Certificate") is delivered to you pursuant to Section 3.1(c)(ii) of the Common Agreement. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Common Agreement (including defined terms incorporated therein by reference from the Indenture).

            We hereby certify to the Administrative Agent as of the date hereof that:

                  1. We have reviewed the Construction Requisition dated ________ __, ____ (the "Construction Requisition") of the Partnership relating to the Project and the Infrastructure and no errors in the Construction Requisition came to our attention during the course of our review.

                  2. We have discussed matters believed pertinent to this Independent Engineer's Construction Certificate with the Partnership, the EPC Contractor and appropriate third parties and have reviewed the Partnership's and the EPC Contractor's progress reports available to the date of this Independent Engineer's Construction Certificate. We have also observed the status of construction progress and startup activities at the Site. Our review and observations were performed in accordance with generally accepted consulting practices consisting to the extent deemed necessary of a walk-through of the Site conducted on [________], observation of installed equipment and material, and attendance at the construction monthly progress review meeting.

                  3. Based on our review of the aforementioned information and data provided to us by others which we have not independently verified, and such other investigation as is referenced on Annex 1 hereto, and the understanding and assumption that we have been provided true, correct and complete information, we are of the opinion that, as of the date hereof:

                        a. The activities associated with the construction of
            the Project and the Infrastructure are proceeding in a workmanlike manner in accordance with the Project Budget and Project Schedule;

                        b. The Completion Date is estimated to occur on or prior
            to the Date Certain;

                        c. The costs and expenses set forth on Schedule I to the
            Construction Requisition are due and payable on the Disbursement Date specified therein or are reasonably anticipated to be incurred during the 30day period following such Disbursement Date or represent the up to $200,000 permitted by the terms of the Common Agreement to be transferred to a checking account of the Partnership;

                        d. The construction of the Project is proceeding in a
            satisfactory manner in accordance with the EPC Contract;

                        e. The payments to be made with respect to the
            Construction Requisition are in accordance with the Project Budget and Project Schedule.

                  4. As of the date hereof, after the amount requested by the Construction Requisition is withdrawn from the Construction Account, the Available Construction Funds are reasonably expected to be sufficient to achieve Completion on or prior to the Date Certain.

            The information contained herein is for the benefit of the Administrative Agent, acting on behalf of the Senior Secured Parties, and may be relied upon for the purposes of making disbursements from the Construction Account pursuant to the Common Agreement.

            The person signing this Independent Engineer's Construction Certificate is a duly qualified representative of the Independent Engineer and as such is authorized to execute this Independent Engineer's Construction Certificate on behalf of the Independent Engineer.

                                        Very truly yours,

                                        R.W. BECK, INC.


                                        By: ____________________________________
                                            Name:
                                            Title:

                                                                         Annex 1
                              to Independent Engineer's Construction Certificate

                               OTHER INVESTIGATION

                                                                       Exhibit C
                                                             to Common Agreement

                             MAINTENANCE REQUISITION

                                   No. ______

                                     [Date]

The Bank of New York
101 Barclay Street
Floor 21 West
New York, New York 10286
Attention: Corporate Trust Trustee Administration

Re: Second Amended and Restated Common Agreement, dated as of May 21, 1999 (the "Common Agreement"), among LSP Energy Limited Partnership (the "Partnership"), LSP Batesville Funding Corporation, The Bank of New York, in its capacity as Collateral Agent, The Bank of New York, in its capacity as Administrative Agent, and The Bank of New York, in its capacity as Intercreditor Agent.

Ladies and Gentlemen:

            This requisition (this "Maintenance Requisition") is delivered to you pursuant to Section 3.5(b) of the Common Agreement. Capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto in the Common Agreement (including defined terms incorporated therein by reference from the Indenture). The information relating to this Maintenance Requisition is as follows:

      1. The aggregate amount requested to be withdrawn from the Proceeds Account in accordance with this Maintenance Requisition is $____________.

      2. The Disbursement Date on which the withdrawals and transfers pursuant to this Maintenance Requisition are to be made is _________ __, ____.

      3. Set forth on Schedule I attached hereto is the name of each Person to whom any payment is to be made, the aggregate amount incurred on or prior to the Disbursement Date or reasonably expected to be incurred within the thirty (30) day period following the Disbursement Date by such Person and a summary description of the work performed, services rendered, materials, equipment or supplies delivered or any other purpose for which each payment was or is to be made.

      4. The proceeds of this Maintenance Requisition withdrawn from the Major Maintenance Reserve Account will be used to pay Major Maintenance Expenditures due and payable as of the Disbursement Date or to reimburse the costs of Major Maintenance Expenditures paid prior to the Disbursement Date (as evidenced by invoices received by the Partnership).

                                        LSP ENERGY LIMITED PARTNERSHIP

                                        By: LSP Energy, Inc.,
                                            its general partner

                                        By: ____________________________________
                                            Name:
                                            Title:

                                                         Schedule I to Exhibit C
                                                             to Common Agreement

                                 Amount
         Name                  of Payment              Purpose
         ----                  ----------              -------

                                                                       Exhibit D
                                                             to Common Agreement

                             RESTORATION REQUISITION

                                   No. ______

                                     [Date]

The Bank of New York
101 Barclay Street
Floor 21 West
New York, New York 10286
Attention: Corporate Trust Trustee Administration

Re: Second Amended and Restated Common Agreement, dated as of May 21, 1999 (the "Common Agreement"), among LSP Energy Limited Partnership (the "Partnership"), LSP Batesville Funding Corporation, The Bank of New York, in its capacity as Collateral Agent, The Bank of New York, in its capacity as Administrative Agent, and The Bank of New York, in its capacity as Intercreditor Agent.

Ladies and Gentlemen:

            This requisition (this "Restoration Requisition") is delivered to you pursuant to Section 3.10(a)(iii)(A) of the Common Agreement. Capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto in the Common Agreement (including defined terms incorporated therein by reference from the Indenture). The information relating to this Restoration Requisition is as follows:

      1. The aggregate amount requested to be withdrawn from the Proceeds Account in accordance with this Restoration Requisition is $____________.

      2. The Disbursement Date on which the withdrawals and transfers pursuant to this Restoration Requisition are to be made is _________ __, ____.

      3. Set forth on Schedule I attached hereto is the name of each Person to whom any payment is to be made, the aggregate amount incurred on or prior to the Disbursement Date or reasonably expected to be incurred within the thirty (30) day period following the Disbursement Date by such Person and a summary description of the work performed, services rendered, materials, equipment or supplies delivered or any other purpose for which each payment was or is to be made.

      4. The proceeds of this Restoration Requisition withdrawn from the Proceeds Account will be used to pay the costs of rebuilding, restoration or repair of the Project in accordance with the budget and schedule for the Restoration, and the Administrative Agent may properly charge such costs against the Proceeds Account.

      5. The rebuilding, restoration or repair costs which have been paid or for which payment is requested under this Restoration Requisition are in accordance with the budget and schedule for the Restoration Work.

      6. The costs of rebuilding, restoration or repair for which payment is requested under this Restoration Requisition from the Proceeds Account have not been the basis for any prior requisition by the Partnership.

      7. As of the date hereof, the Partnership has not received any written notice of any lien, right to lien or attachment upon, or claim affecting the right of the Partnership to receive any portion of the amount of this Restoration Requisition (other than in respect of Permitted Liens), or in the event that the Partnership has received notice of any such lien, right to lien, attachment or claim (other than a Permitted Lien), such lien, right to lien, attachment or claim has been released or discharged as of the date hereof or is expected to be released or discharged upon payment of the costs for which payment is requested under this Restoration Requisition, or is subject to a Good Faith Contest.

                                        LSP ENERGY LIMITED PARTNERSHIP

                                        By: LSP Energy, Inc.,
                                            its general partner

                                        By: ____________________________________
                                            Name:
                                            Title:

                                                         Schedule I to Exhibit D
                                                             to Common Agreement

                                 Amount
         Name                  of Payment              Purpose
         ----                  ----------              -------

                                                                       Exhibit E
                                                             to Common Agreement

                  INDEPENDENT ENGINEER RESTORATION CERTIFICATE

                                    No. _____

                                     [Date]

The Bank of New York
101 Barclay Street
Floor 21 West
New York, New York 10286
Attention: Corporate Trust Trustee Administration

Re: Second Amended and Restated Common Agreement, dated as of May 21, 1999 (the "Common Agreement"), among LSP Energy Limited Partnership (the "Partnership"), LSP Batesville Funding Corporation, The Bank of New York, in its capacity as Collateral Agent, The Bank of New York, in its capacity as Administrative Agent, and The Bank of New York, in its capacity as Intercreditor Agent.

Ladies and Gentlemen:

            This Certificate (this "Independent Engineer's Restoration Certificate") is delivered to you pursuant to Section 3.10(a)(iii)(B) of the Common Agreement and in connection with the requisition for payment dated __________ __, ____ (the "Restoration Requisition") delivered together with this Independent Engineer's Restoration Certificate. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Common Agreement (including defined terms incorporated therein by reference from the Indenture).

            We hereby certify to the Depositary Agent as of the date hereof that:

      1. We have reviewed the material and data made available to us by the Partnership with respect to [describe rebuilding, repair or restoration of project] and have performed such other investigation as is referenced in

            Annex 1 attached hereto (the "Review"). Our Review was performed in accordance with generally accepted engineering and construction practices and included such investigation, [insert customary exceptions and qualifications] and review as we in our professional capacity deemed necessary or appropriate in the circumstances and within the scope of our appointment [insert customary exceptions and qualifications]. We have also reviewed the Restoration Requisition and any appendices, schedules and requisitions and/or invoices attached thereto or delivered therewith.

      2. Based on our Review and the understanding and assumption that we have been provided true, correct and complete information, and [insert customary exceptions and qualifications] we are of the opinion that, as of the date hereof:

            a. After giving effect to the payments requested under the Restoration Requisition, the undisbursed moneys in the Proceeds Account together with any other amounts that the Partnership is willing to commit or cause to be committed to such rebuilding, repair or restoration is reasonably estimated to equal or exceed the amount necessary to pay for (i) all work, labor or services performed and all materials, supplies or equipment furnished for which payment has not yet been made and (ii) all other reasonably anticipated costs of rebuilding, repair or restoration ("Restoration Costs") which have yet to ----------------- be paid in order to achieve operation of [all] [a portion] of the Project. [Alternative if applicable:
                  After giving effect to the payments requested under the Restoration Requisition, the undisbursed moneys in the Proceeds Account may be less than the amount necessary to pay for (i) all work, labor or services performed and all materials, supplies or equipment furnished for which payment has not yet been made and (ii) all other reasonably anticipated Restoration Costs which have yet to be paid in order to achieve operation of [all] [a portion] of the Project; however, in our opinion, such insufficiency could not reasonably be expected to result in a Material Adverse Effect.]

            b. The major rebuilding, repair and restoration activities and the progress of the rebuilding, repair and restoration of the Project through the date of this Independent Engineer's Restoration

                  Certificate are proceeding in a satisfactory manner in accordance with the budget and the schedule for the Restoration.

            c. The Restoration Costs set forth on Schedule I to the Restoration Requisition not incurred on or prior to the Disbursement Date are reasonably anticipated to be incurred during the thirty (30) day period following the Disbursement Date.

            d. The payments made with respect to the Restoration Requisition are in accordance with the budget and schedule for the Restoration.

            The person signing this Independent Engineer's Restoration Certificate is a duly qualified representative of the Independent Engineer and as such is authorized to execute this Independent Engineer's Restoration Certificate on behalf of the Independent Engineer.

                                        Very truly yours,

                                        R.W. Beck, Inc.

                                        By: ____________________________________
                                            Name:
                                            Title: